FORM 1-A
Regulation A Offering Statement
Part II – Offering Circular

Amendment No. 3

Yobi Capital Fund Corporation
Portal Building, Suite 310
9201 University Blvd, Charlotte, NC 28223
(704) 687-6052
www.YobiFund.com

August 11, 2016

Yobi Capital Fund Corporation is a corporation organized under the laws of Delaware, which we refer to as the “Company” or “Yobi Fund.” The Company and one of its stockholders, Vertron Corporation, which we refer to as “Vertron,” are offering to sell to the public shares of the Company’s voting common stock, which we refer to as the “Shares.”

The Company is currently offering to sell up to a total of $700,000 worth of Shares in the Offering, while Vertron is offering to sell up to $300,000 for a total offering amount of $1,000,000. The Shares in this offering are being sold in increments of $100 investment “Units,” the purchase price of $1.00 per share. The minimum initial investment is one Unit, i.e., $100.

You can read a complete description of the Shares in the “Securities Being Offered” section starting on page 24.

The Shares are being sold directly to the public through our website, www.YobiFund.com. We are not using a placement agent or a broker in connection with this Offering. All of the money the Company raises from selling Shares will go directly to the Company, and all the money Vertron raises from selling Shares will go directly to Vertron.

The purchase of Shares involves a high degree of risk. Before investing, you should read this whole Offering Statement, including the “Risks of Investing” section starting on page 2.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING. NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING STATEMENT OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV. FOR MORE INFORMATION, SEE THE “Limits on How Much Non-Accredited Investors Can Invest” SECTION STARTING ON PAGE 26.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION UNIFORM LEGEND:

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. YOU SHOULD BE AWARE THAT YOU WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS

TABLE OF CONTENTS	i

A WARNING ABOUT FORWARD-LOOKING STATEMENTS	1

RISKS OF INVESTING	2

We are a Development-Stage Company	2

Our Auditor Has Raised Questions About our Ability To Survive as a Going Concern	2

Brand New Business Model	2

Inability to Attract Investors	2

Skepticism of Investors and Entrenched Consumer Behavior	2

Inability to Attract Sponsors	3

Risk of Poor Results for Investors	3

Competition from Other Sites	3

Competition from Institutions	3

Our Competitors Have a Head Start	3

Pricing	3

Scalability	4

Our Patents Might be Invalid or Unenforceable	4

Intellectual Property Infringement	4

Information Supplied By Applicants Might be False	4

Losses from Investments	4

Ability to Attract and Retain Key Personnel	4

Disruption of our Technology Platform	4

Investors Won’t Have Voting Control	4

Reliance on Management	5

We Are Not Subject To the Corporate Governance Requirements that Apply to Companies Listed On a National Exchange	5

Breaches of Security	5

Changes to Crowdfunding Laws	5

Changes to Legal Interpretations	5

Changes to Definition of Accredited Investor	5

Regulation of Funding Portals	6

Possible Registration as Investment Company, Investment Advisor, or Broker-Dealer	6

i

Uncertainty of Laws	6

Lawsuits from Unhappy Investors	6

Failure of Offering to Comply with Securities Laws	6

We Rely On Third Parties	6

Arbitrary Pricing	7

Anticipated Operating Losses	7

We Might Not Raise All $700,000	7

We Might Need More Capital	7

Dilution	7

Risks Associated with Leverage	7

Our Success Might Depend on Our Ability to Develop New Products, Features, and Services	7

Changes In Economic Conditions Could Hurt Our Business	8

The Shares Are Illiquid	8

We Do Not Intend to Pay Dividends for the Foreseeable Future	8

Conflicts of Interest	8

Limitations On Rights In Investment Agreement	8

Uninsured Losses	9

The Liability of Management is Limited	9

The Termination of Our Agreements with Vertron Corporation Could Harm Our Business	9

OUR COMPANY AND BUSINESS	10

Overview: The JOBS Act	10

A Note About the Word “Crowdfunding”	11

A Note About “JOBS Act Market” and “JOBS Act Company”	11

The Private Placement Market Generally	11

The Platform	12

Intellectual Property Under The Patent Licence Agreement With Vertron	13

How We Screen Investments for Our Platform	14

Our Title III Funding Portal	15

Investment Advisory Services	15

Our Revenue and Expenses	16

Our Subsidiaries	17

Our Competition	20

Acquisitions	20

Current Status of Our Business - Timelines	21

Factors Likely to Impact the Company’s Performance	21

Offices and Employees	22

Significant Legal Issues Affecting Our Business	22

SECURITIES BEING OFFERED	24

In General	24

Dividends	25

Voting Rights	25

Rights Upon Liquidation	25

LIMIT ON AMOUNT A NON-ACCREDITED INVESTOR CAN INVEST	26

SALE AND DISTRIBUTION OF SECURITIES	27

Term of Offering	27

Size of Offering	27

Investment Units	27

No Minimum Offering Amount	27

Manner of Distribution	27

Advertising	27

Sale of Shares by Vertron	28

HOW TO INVEST	28

DILUTION	29

USE OF PROCEEDS	31

LIMITATIONS OF LIABILITY	32

VERTRON AND THE VERTRON CONTRACTS	33

MANAGEMENT DISCUSSION	34

Operating Results	34

Liquidity and Capital Resources	34

Plan of Operation	34

DIRECTORS, OFFICERS, AND SIGNIFICANT EMPLOYEES	35

Directors, Officers, and Significant Employees of the Company	35

Directors, Officers, and Significant Employees of Yobi Ventures, LLC	36

Family Relationships	36

Ownership of Related Entities	37

Business Experience	37

Legal Proceedings	40

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	41

SECURITY OWNERSHIP OF MANAGEMENT	42

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	43

FINANCIAL STATEMENTS	44

GLOSSARY OF DEFINED TERMS	45

SIGNATURES	47

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

The term “forward-looking statements” means any statements, including financial projections, that relate to events or conditions in the future. Often, forward-looking statements include words like “we anticipate,” “we believe,” “we expect,” “we intend,” “we plan to,” “this might,” or “we will.” The statement “We believe the JOBS Act market will continue to grow rapidly” is an example of a forward-looking statement.

Because we are talking about a business that doesn’t yet exist, most of the things we say in this Offering Circular are forward-looking statements. In fact, everything we say is a forward-looking statement, other than statements of historical fact.

This might sound obvious, but forward-looking statements are by their nature subject to uncertainties and assumptions. For example, when we say “We believe the JOBS Act market will continue to grow rapidly,” that’s much different than saying “We believe the sun will rise in the East tomorrow.” It is impossible for us to know exactly what is going to happen in the future or even to anticipate all the things that could happen. Our business could be subject to many unanticipated events, including all the things we talk about in the “Risks of Investing” section starting on page 2. One thing we can say for sure:  nobody knows exactly what the JOBS Act market or our business will look like five years from now.

Consequently, the actual result of investing in the Company could (and almost certainly will) differ from those anticipated or implied in any forward-looking statement, and the differences could be both material and adverse. We do not undertake any obligation to revise, or publicly release the results of any revision to, any forward-looking statements, except as required by applicable law. GIVEN THE RISKS AND UNCERTAINTIES, PLEASE DO NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS.

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RISKS OF INVESTING

Buying Shares is speculative and involves significant risk, including the risk that you could lose some or all of your money. This section describes some of the most significant factors that make the investment risky. The order in which these factors are discussed is not intended to suggest that some factors are more important than others.

We are a Development-Stage Company:  The Company is a brand new business, in the development stage. Although we believe we will be very successful eventually, currently we have no profits, no revenues, and no customers.  Like any new business, we face challenges on a number of fronts, including:

•	Developing a reputation and brand identity

•	Attracting, retaining, and motivating qualified executives and personnel

•	Implementing business systems, including technology systems

•	Raising capital

•	Controlling its costs

•	Responding effectively to the offerings of existing and future competitors

•	Managing growth and expansion

•	Implementing adequate accounting and financial systems and controls

There is no assurance that we will be successful on all (or any) of these fronts.

Our Auditor Has Raised Questions About our Ability To Survive as a Going Concern:  In footnote #2 of the financial statements attached to this Offering Circular, our auditors noted, among other things, that “The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable,” and also that “If the Company is unable to obtain adequate capital, it could be forced to cease operations.”

Brand New Business Model:  The Company seeks to operate a business that did not exist before the JOBS Act of 2012. Consequently, our business model is relatively new and untested. To a large extent, we and our competitors are literally inventing the business model as we go. We have few if any examples of how to become profitable in the JOBS Act market, and indeed there is no proof that a successful model can be built.

Inability to Attract Investors:  Our business plan depends on attracting qualified investors to our Platform, and assumes that they will invest in the projects listed at the site in large numbers. Therefore, the success of our business model depends on a fundamental and unprecedented change in consumer behavior, where investors are persuaded to register and invest through sites on the Internet. Although we are optimistic, there is no certainty that this fundamental change will occur, at least not in time for us to achieve success.

Skepticism of Investors and Entrenched Consumer Behavior:  So far, relatively few individual investors have chosen to participate in the market created by the JOBS Act. For example, while there are approximately 8.5 million accredited investors in the United States, we estimate that only a very small percentage of them have registered at sites offering investments under Title II of the JOBS Act and many fewer than that have actually invested. Although consumers have readily adapted to the Internet for some things, including shopping, making travel plans, dating, and investing in traditional stocks and bonds, there is no assurance that they will choose to invest money in “alternative investments” like those we expect to offer on our Platform.

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Inability to Attract Sponsors:  Just as we could have difficulty attracting investors, we could also have difficulty finding entrepreneurs and companies with investments to list at the Platform. Indeed, the two are related; if we cannot attract investors then we will not be able to attract quality sponsors, and vice versa. Today there is an enormous pool of institutional capital, both domestic and international, searching for viable investments. It has become increasingly difficult to identify quality investment opportunities, and prices continue to increase.

Risk of Poor Results for Investors:  Although we intend to be very selective about the investment we list on the Platform, selecting investments is as much an art as a science and we have no way of knowing whether our investments will be successful. If investments funded on our platform are unsuccessful, whether relative to an industry benchmark, relative to investments listed by other platforms, relative to the stock market or mutual funds, or simply because they leave our investors unhappy, it will be very damaging to our business.

Competition from Other Sites:  Although we do not have firm numbers (nobody does, as far as we know), we believe there are at least 100 websites focusing on the real estate industry alone, with more sites coming online regularly, in the real estate industry and otherwise. The SEC’s approval of the final Title III regulations, to become effective on May 14, 2016, will spur even more competition. Moreover, because the portal business is, by definition, conducted online via the Internet, every one of these new portals could be in a position to compete with us directly. Some of our competitors could have superior technology to ours, better marketing plans, greater access to capital, more experienced management, better brand recognition, and other advantages.

We have agreed not to enter into the “paid performer” or “professional earners” market, as this market requires unique expertise and skills. Our founder has established a separate entity, Star Shares Corporation, to operate in this specialized market and we may lose business opportunities based on this agreement.

Competition from Institutions:  We do not compete only with other JOBS Act platforms. Broadly speaking, we compete with banks, private equity funds, real estate investment trusts, investment banks; and we compete with mutual funds, financial advisors; investing banking firms, and a host of others for investors and investment dollars.

Our Competitors Have a Head Start:  The JOBS Act market is very young and very small. Nevertheless, sites like Patch of Land, Fundrise, RealtyMogul, RealCrowd, FundersClub, and AngelList, which have been in business for two years or more, have a significant lead in terms of brand awareness and experience. We will be playing catch-up for some time.

Pricing:  Our business plan assumes a certain pricing structure for our products and services. Given the number of competitors flooding the market, there is no certainty that customers will be willing to pay the prices used in our financial modeling.

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Scalability:  The success of our business depends in part on our ability to “scale,” meaning to add large numbers of investors and investments to the Platform without significantly increasing manpower or overhead. We cannot be sure that our systems, including our due diligence and investor relations systems, will be adequate to scale the business sufficiently.

Our Patents Might be Invalid or Unenforceable:  We believe that the patents licensed from Vertron Corporation will give the Company a significant competitive advantage. However, while patent applications have been filed with the U.S. Patent and Trademark Office, the patents have not yet been issued, and there is no certainty that they will ever be issued. Moreover, the issuance of a patent by the U.S. Patent and Trademark Office does not guaranty that the patent is valid. A competitor could challenge the validity of our patents in court and a court could find that they are invalid. Defending the validity of a patent in legal proceedings can be prohibitively expensive. We could be forced to give up the defense of our patents, or settle the legal proceedings on unfavorable terms, simply because we cannot afford to fight.

Intellectual Property Infringement:  Third parties could claim that we are infringing their intellectual property, including patents and copyrights. If a court found that we were infringing, or if we couldn’t afford to defend ourselves, we could be subject to substantial damages and disruptions to our systems and operations.

Information Supplied By Applicants Might be False: Companies and individuals who apply to raise money using our Platform will supply a lot of information. We will be able to verify some of this information but not all of it. For example, sometimes important information is hidden or unavailable, or a third party might have an incentive to conceal information or provide inaccurate information. If we list an investment on the Platform based on false information, we could become subject to civil litigation as well as criminal investigations and sanctions, not to mention damage to our reputation.

Losses from Investments:  The Company might invest its own capital in projects, and could lose some or all of such capital.

Ability to Attract and Retain Key Personnel:  For the Company to successfully compete and grow, it must attract, recruit, retain and develop qualified personnel. The market is highly competitive, and many of companies with which the Company competes can offer higher salaries and benefits.

Disruption of our Technology Platform:  Our entire business is run through technology. Although we have systems in place – including back-up systems and disaster-recovery systems – that are intended to make our platform function as intended and accessible to our customers on a 24/7 basis, these systems could fail. Furthermore, because our servers are hosted by a third party, events beyond our control could disrupt our systems. Any interruptions or delays, whether caused by our own errors, the errors of third parties, natural disasters, or otherwise, could damage our reputation with investors and/or deal sponsors.

Investors Won’t Have Voting Control:  Even if Investors purchase all of the Shares being offered in this Offering, Darrell Hubbard and his affiliated companies will still have complete voting control over the Company.

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Reliance on Management:  Using money raised in the Offering, the Company intends to pay its executive management team, among other things. For now, however, the Company relies extensively – almost exclusively – on the willingness of our management team to continue to perform their roles without compensation until funds are raised in this Offering. If any of our management personnel quit the Company, died, or became unable to serve because of illness or injury (e.g., a car accident), the business of the Company may fail.

We Are Not Subject To the Corporate Governance Requirements that Apply to Companies Listed On a National Exchange:  Any company whose securities are listed on a national stock exchange (for example, the New York Stock Exchange) is subject to a number of rules about corporate governance that are intended to protect investors. For example, the major U.S. stock exchanges require listed companies to have an audit committee made up entirely of independent members of the board of directors (i.e., directors with no material outside relationships with the company or management), which is responsible for monitoring the company’s compliance with the law.  As of the date of this Offering Statement neither the Shares nor any other securities of the Company are listed on a national stock exchange, and it is possible that our securities will never be listed on a national stock exchange. Hence, you should assume we will never be subject to those investor-protection rules.

Breaches of Security:  Breaches of security have occurred at even the largest U.S. retailers and financial institutions, the result of sophisticated “hacking” efforts by cyber-criminals and/or foreign governments. Although we use sophisticated security tools, we have learned that no system is completely secure. Should a third party gain unauthorized access to our systems, where we store personal financial information of our customers, our reputation could be damaged and we could be subject to claims from customers, financial institutions, payment card associations and other persons. In addition, compliance with tougher privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes.

Changes to Crowdfunding Laws:  The JOBS Act is very new, with many politicians and observers concerned that unsophisticated investors will be harmed. Further, many of the most critical aspects of the JOBS Act were left to the discretion of the SEC. It is very possible that Congress or the SEC would change the JOBS Act or its implementing regulations in a way that imposes greater restrictions on us, which would increase our costs or otherwise interfere with the successful implementation and execution of our business plan.

Changes to Legal Interpretations:  Many U.S. securities laws date back to the 1930s and 1940s:  the Securities Act of 1933, the Securities and Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, and so forth. It is sometimes very difficult to determine how these laws should be applied to a world of Internet-based investing that could not have been imagined at the time the laws were enacted. The SEC or a court could interpret, or reinterpret, a law in a way that imposes additional restrictions on us.

Changes to Definition of Accredited Investor:  Only “accredited investors” are allowed to invest using Title II of the JOBS Act. Today, an individual qualifies as an “accredited investor” if he or she (i) has a net worth, exclusive of personal residence, of at least $1 million; or (ii) has income of at least $200,000 per year; or (iii) has income, with his or her spouse, of at least $300,000. The SEC is currently reviewing this definition, which has not been changed for 30 years, and an advisory panel to the SEC has recommended that changes be made, finding that the current definition does not adequately address the issues. Any change that significantly reduced the number of accredited investors would have an adverse effect on our business. At the extreme, if the SEC indexed the current net worth and income thresholds to inflation (which we do not expect), the result would be catastrophic for Title II investing, although not for Title III or Title IV.

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Regulation of Funding Portals:  To participate in the Title III market, the Company intends to register as a “Funding Portal” with both the SEC and the Financial Industry Regulatory Authority, or “FINRA.” As such, the Company will be subject to extensive regulation, which will impose costs on the Company and restrict the manner of its operations. If the Company failed to comply with these regulations, it could face financial penalties and the loss of its ability to operate under Title III.

Possible Registration as Investment Company, Investment Advisor, or Broker-Dealer:  Today, the Company is not registered as an investment company under the Investment Company Act of 1940, as a broker-dealer under the Securities Exchange Act of 1934, or as an investment adviser under the Investment Adviser Act of 1940. The Company might be required to register in the future either because of a new law, a change in the interpretation of an existing law, or a change in our business model – for example, a change in our compensation model. If we were required to register, it could impose significant costs and limit the manner in which we are allowed to operate.

Uncertainty of Laws:  Because the JOBS Act is so new, even lawyers who specialize in this area of the law cannot be 100% certain how to interpret all of its provisions, or all the provisions in hundreds of pages of regulations issued by the SEC. We will do our best to comply with all the laws and regulations that apply to us, but we might get things wrong.

Lawsuits from Unhappy Investors:  If investors lose money in investments offered on the Company’s Platform, as they are bound to do in some instances, they might bring legal claims against the Company. The Company intends to conduct its business in a manner such that claims brought by unhappy investors would not have merit, but there is no guaranty that a given claim would not be successful and, in any case, the cost and time involved in defending legal claims could be very burdensome.

Failure of Offering to Comply with Securities Laws:  The Offering relies on an exemption from the registration requirements of the Securities Act of 1933 under Regulation A issued by the SEC. We have relied on the advice of counsel and believe we qualify for this exemption. If we did not qualify, we could be subject to penalties imposed by the Federal government and State regulators, as well as to lawsuits from investors.

We Rely On Third Parties: We rely on other companies for critical services, including but not limited to Internet access, website hosting, escrow services, and document services. If any of those companies, which we do not control, experience service delays or interruptions it could affect us dramatically. Similarly, if any of our service providers were unable or unwilling to provide us with the services we need, we might be unable to find suitable replacements, or unable to find them soon enough or for a reasonable cost.

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Arbitrary Pricing:  The price of the Shares is chosen by management based on management’s view of the enterprise value of the Company. However, this price was not determined by an independent appraisal of the Company’s value and bears no relationship to traditional measures of value such as EBITDA (earnings before interest, taxes, depreciation, and amortization), cash flow, revenue, or book value.

Anticipated Operating Losses: We expect to incur substantial operating losses for the foreseeable future, as we build out the business.

We Might Not Raise All $700,000: The Company is hoping to raise $700,000 in this Offering, but we might raise less money or no money at all. If we do not raise the entire $700,000 we are hoping to raise we will have to curtail our spending and growth accordingly.

We Might Need More Capital: We might need to raise more capital in the future due to a variety of factors including cost overruns, unanticipated delays, changes in market conditions, capital expenditures, or other factors associated with our business. There is no assurance that additional capital will be available when we need it, or that it will be available on terms that are not adverse to your interests. The market for capital, like other markets, changes over time. It is possible that capital will become more “expensive” than it is today, so that we will be able to raise additional capital only by offering new investors a different class of security that has rights superior to the rights associated with the Shares, or at lower prices than the Shares.

Dilution:  When you buy Shares in this Offering, the “book value” of your Shares will be less than the amount you paid for them, because we have previously sold stock to our founder and employees at a lower price than the price we are charging you. It is also possible that we will sell securities in the future for less than you paid.  In both cases, your shares will be “diluted.” For more information, see the “Dilution” section starting on page 29.

Risks Associated with Leverage: The Company might borrow money from banks or other lenders. Borrowing money is sometimes referred to as “leverage.” While using leverage can increase the total return on the borrower’s equity, it also increases risk because the amount borrowed has to be repaid in accordance with a schedule. To repay its loans, the Company might be forced to scale down its operations, sell assets, and modify its business strategy, for example. This could reduce the value of an investment in the Company.

Our Success Might Depend on Our Ability to Develop New Products, Features, and Services: Our success may depend on our ability to develop higher-performing and more effective products, features, and services on a timely basis, for both existing and new markets. While the Company has a number of product development strategies in place, there is no guarantee that we will be successful in doing so. The Company must accurately assess market trends and client requirements, and effectively manage a number of highly complex processes, including software development. If the Company is unable to develop products, features and services that meet the needs of its clients and the marketplace, the value of your investment could decline substantially.

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Changes In Economic Conditions Could Hurt Our Business: Our revenues and profitability will depend on the overall demand for our products and services. Often, factors like global or national economic recessions, changes in interest rates, changes in credit markets, changes in capital market conditions, declining employment, decreases in real estate values, changes in tax policy, changes in political conditions, and wars and other crises, among other factors, result in fewer businesses seeking to raise money and fewer investors willing to invest in new companies. We are generally unable to predict the timing, duration and severity of adverse changes in economic conditions nationally or internationally.

The Shares Are Illiquid:  There is no established market for the Shares, public or private. That means that if you wanted to sell your Shares, you would probably have a hard time finding a buyer. You should be prepared to hold the Shares for an indefinite period of time.

We Do Not Intend to Pay Dividends for the Foreseeable Future:  Even if the Company is able to generate profits, we do not expect to pay dividends. Instead, we intend to reinvest all of our profits in the business for the foreseeable future.

Conflicts of Interest: The Company’s interests could conflict with your interests in a number of important ways, including these:

•	Members of our management team have business interests wholly unrelated to the Company, which will require a commitment of time and may at times be competitive with the Company’s business.

•
The Company will enter into transactions with Mr. Hubbard and other entities he controls, as well as with other affiliated entities. Although we will always seek to establish fair terms, such transactions will not be negotiated at arm’s-length and therefore may not be as favorable to the Company.

•
The lawyers who prepared this Offering Statement and the Investment Agreement represent the Company, not you. You must hire your own lawyer (at your own expense) if you want your interests to be represented.

Limitations On Rights In Investment Agreement:  To purchase Shares through this Offering, you are required to sign our Investment Agreement. The Investment Agreement will limit your rights in several important ways if you believe you have claims against us arising from the purchase of your Shares:

•
In general, your claims would be resolved through arbitration, rather than through the court system. Any such arbitration would be conducted in Wilmington, Delaware, which might not be convenient for you.

•	You would not be entitled to a jury trial.

•	You would not be entitled to recover any lost profits or special, consequential, or punitive damages.

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•	If you lost your claim against us, you would be required to pay our expenses, including attorneys’ fees. If you won, we would be required to pay yours.

Notwithstanding the foregoing, the Investment Agreement does not limit your rights under any Federal securities laws.

Uninsured Losses: We will decide what kind of insurance to purchase, and in what amounts. However, some risks cannot be insured at all, or cannot be insured on an affordable basis, and the Company might not be able to purchase or afford all the insurance it needs. Therefore, the Company could incur uninsured losses.

The Liability of Management is Limited:  The Company’s Certificate of Incorporation and Bylaws include provisions that are intended to limit the personal liability of Darrell Hubbard and other individuals who manage the business. For example, they will not be personally liable for making simple mistakes of judgment, even if those simple mistakes of judgment cost you money. For more information, see the “Limitations of Liability” section starting on page 32.

The Termination of Our Agreements with Vertron Corporation Could Harm Our Business: The Company has entered into three contracts with Vertron Corporation (“Vertron”), an entity controlled by our founder, Darrell Hubbard:

•	A Software License Agreement, which grants to the Company a non-exclusive license to install and use certain software in connection with the web portals to be incorporated into our Platform.

•	A Software Services Agreement, whereby Vertron will provide the Company with certain software development and support services.

•
A Patent License Agreement, as amended, which grants to the Company a limited worldwide license to develop and commercialize two pending patents: “A System for Buying and Selling Securities over a Distributed Communications Network” and “A System and Method for Active Participation in an Investor-Managed Corporation.”

Each of these contracts may be terminated by Vertron under some circumstances (e.g., upon an uncured default by the Company), and the termination of any of them could have a significant and adverse effect on the Company’s business. These contracts are discussed in more detail in the “Vertron and the Vertron Contracts” section starting on page 33.

Risk Associated with Escrow Account:  When you invest, your money will be held in an escrow account (see the “How to Invest” section starting on page 28). Although the escrow account will be held at banks insured by the FDIC, the amount in any such account could exceed the FDIC limits. If the bank holding the escrow account became insolvent in that situation, you could lose some or all of your money.

THE FOREGOING ARE NOT NECESSARILY THE ONLY RISKS OF INVESTING
PLEASE CONSULT WITH YOUR PROFESSIONAL ADVISORS

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OUR COMPANY AND BUSINESS

Overview:  The JOBS Act

Yobi Capital Fund Corporation, which we refer to as the “Company” or “Yobi Fund,” is building a digital investment platform designed to support online investing under the Jumpstart Our Business Act of 2012, or “JOBS Act.”

Signed into law on April 5, 2012, the JOBS Act allows companies to sell securities (raise money) online using three legal frameworks:

•
Title II of the JOBS Act allows companies to raise an unlimited amount of money from an unlimited number of investors, as long as all the investors are “accredited” within the meaning of SEC rules. Title II became effective September 23, 2013.

•	Title III of the JOBS Act allows companies to raise up to $1 million per year from any investors, including non-accredited investors. Title III will become effective May 14, 2016.

•	Title IV of the JOBS Act allows companies to raise up to $50 million per year from any investors, including non-accredited investors. Title IV became effective June 19, 2015.

Each part of the JOBS Act is subject to a number of legal rules and restrictions. These rules and restrictions are summarized on the chart attached as Exhibit 1A-15A.

Until the JOBS Act, an entrepreneur looking to raise money for a private business had to look to small private networks:  her own friends and family and business contacts, her lawyer’s business contacts, her accountant’s business contacts, her investment banker’s business contacts – all of this amounting to a fragmented, inefficient, opaque network of private information.

The nature of this market has had multiple drawbacks:

•	Geographical Unfairness: An entrepreneur in San Francisco has a much easier time raising money than her counterpart in Iowa.

•	Economic Unfairness: An entrepreneur whose father is an investment banker has a much easier time raising money than the son of an electrician.

•	Time: Raising money through inefficient private networks is extremely time-consuming, especially for an entrepreneur trying to build a business.

•	Cost: The private networks are crowded with middlemen, each taking a slice of the pie.

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•	Inefficiency: Many entrepreneurs with good ideas are simply denied access to the capital markets, with a cost to the U.S. and local economies that is impossible to calculate.

The JOBS Act promises to change all that. Using Title II, Title III, or Title IV, the entrepreneur sitting at her computer in Iowa has access to the same investors as the entrepreneur in San Francisco:  namely, every potential investor in the world. The son of the electrician, who might have never stepped foot inside a country club, nevertheless has access to the same investors as the son of the investment banker.

The JOBS Act represents the Internet coming to the capital formation industry, with the same power to disrupt as demonstrated in the taxi industry (e.g., Uber), the retail industry (e.g., Amazon), the hotel industry (e.g., Airbnb), and so many others. Bypassing all the private networks and middlemen, the JOBS Act, in effect, creates a pipeline directly from entrepreneurs to investors. On September 22, 2013, before the JOBS Act became effective, the pipeline was dry. But the capital has begun to trickle through in increasing volume. Approximately $33 billion of capital was raised using Title II of the JOBS Act between September 2013 (when it became effective) and October 2015, according to a study published by the SEC in October 2015; while as of late October 2015, according to one analysis, companies have already publicly filed offering statements seeking to raise approximately $650 million using Title IV, which became effective in June 2015.

We believe the trickle of capital flowing through the JOBS Act pipeline will become a flood, just as Amazon grew from a tiny seller of books and CDs to the most valuable retailer in the world. And we intend to capitalize on that growth by offering the best-in-class electronic platform for all three kinds of capital-raising under the JOBS Act and becoming the #1 destination where entrepreneurs and companies seeking capital meet investors.

A Note About the Word “Crowdfunding”

Only Title III of the JOBS Act uses the word “crowdfunding.” Nevertheless, the technically-correct legal use of the word has been overtaken by its popular use, so that today the term “crowdfunding” is generally understood to mean any means of raising money using the Internet, including Title II, Title IV, and even donation-based fundraising Internet sites like Kickstarter.

Within this popular use, our Platform will be referred to as a “crowdfunding platform” even though Title III will comprise only a part of our business. In fact, we would be referred to as a “crowdfunding platform” even if we didn’t use Title III at all.

A Note About “JOBS Act Market” and “JOBS Act Company”

When we refer to the “JOBS Act Market,” we mean the market for Internet-based investing created by the JOBS Act, as described above. When we refer to ourselves as a “JOBS Act Company,” we mean that we were formed primarily to do business in the JOBS Act Market.

The Private Placement Market Generally

In 2012, before the JOBS Act became effective, so-called “private placements” of securities, mostly conducted under SEC Rule 506, raised more than 1.2 trillion dollars. We believe that the vast majority of those transactions were done offline, using paper and overnight delivery and ink signatures. Even if there were no JOBS Act, we believe that our state-of-the-art Platform could capture a portion of this enormous market simply because of the efficiencies, transparency, and ease-of-use the Platform provides to issuers and investors.

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The Platform

Our digital Platform has two sides. On one side will be an investor-facing web portal where Platform members (investors) can register and browse investment opportunities. On the other side will be a series of sector-oriented web portals tailored to businesses and entrepreneurs seeking to raise money online.

Our Platform is built using our own proprietary investment management architecture comprised of three layers:

•
The CORE Investment Portal Engine has a library of plug-and-play software consumable across all industry-specific websites supporting each primary investment sector:  venture capital, real estate, and lending.

•
The COMMON Investment Sector Modules extend our standard investment portal design and features specialized software logic tailored specifically for issuers by industry, such as real estate finance or asset-based lending.

•
The UNIQUE industry-specific components further extend their associated Investment Sector Modules and include more detailed and applicable components, metadata, attributes, and computational logic needed to support niche-market websites such as residential real estate fix-and-flips, commercial real estate investing, venture capital crowdfunding, equipment leasing, and consumer finance.

The Company will conduct virtually its entire business online, using the Platform. Among other things, the Platform will be used to:

•	Register investors

•	Provide account and profile management and support features

•	Provide investment account management and support features

•	Screen, verify, and select investment opportunities from businesses and entrepreneurs that will be listed on the Platform

•	Keep a history of each investor’s investments

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•	Display investment opportunities

•	Provide Platform members with the ability to search and browse investment opportunities

•	Learn about the investment preferences of our customers

•	Educate investors about the benefits and risks of investing in private companies

•	Provide disclosures to investors

•	Execute documents

•	Perform all of the duties and services required of a Funding Portal under Title III of the JOBS Act

  INTELLECTUAL PROPERTY UNDER THE PATENT LICENCE AGREEMENT WITH VERTRON

On April 21, 2015, Vertron Corporation filed U.S. Patent Application No. 14,691,812 – System For Buying and Selling Securities Over a Distributed Communications Network. This patent application relates to a system for buying and selling securities over a distributed communication network. The securities are stored in a database containing information pertaining to available investment offerings. A computer coupled to the network provides search engine-like functionality, permitting investors to search and browse investment opportunities, with built-in features that permit the platform and issuers to determine the investor’s eligibility to invest.  If and when an investor bids on an investment opportunity, the system provides tools to validate that their bid in said investment opportunity does not violate any applicable securities laws.

On April 20, 2015, Vertron Corporation filed U.S. Patent Application No. 14,690,624 – A System and Method for Active Participation in an Investor-Managed Corporation. This patent application relates to a system and method for implementing the “wisdom of the crowd” in an investor-managed, rather than a manager-managed, investment fund. In a typical investment fund, the fund managers are generally responsible for making investment decisions on behalf of investors. In crowdfunding, we believe that often the wisdom of the crowd, i.e., the collective knowledge and experience of the investor members, can be far greater than that of any skilled individual fund manager. This patent application envisions a system for harnessing crowd wisdom into performance-driven investment management strategies.

Vertron Corporation does not yet own patents – it has only filed patent applications. There is no guarantee that either application will result in an actual patent, or if patents are issued, that they will be issued in a form that is commercially advantageous to us.

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How We Screen Investments for Our Platform

We believe the success of our business will depend in large part on our ability to select high-quality investment opportunities for the Platform. If we develop a reputation for listing high-quality investment opportunities then we are more likely to attract investors, and if we attract investors we will be in a better position to attract high-quality investment opportunities, and so on and so forth in a virtuous cycle. If we select poor investment opportunities, on the other hand, we could become trapped in a downward spiral.

We will approach this critical task in three ways:

•	We come to the table with in-house expertise in certain market niches, as described under the “Our Subsidiaries” heading below.

•	Where we do not already enjoy in-house expertise, we will employ industry experts to assist in selecting investment opportunities.

•
Most critically, over the long term we will develop electronic systems and tools, such as big data credit and risk assessment analytic tools, which we will brand as our Opportunity Score™, that we believe will enhance the efficiency with which investment capital can be deployed.

In this regard, we believe the experience of Prosper and Lending Club is relevant. Both of those companies fund loans to consumers, and both sell participations in these loans to investors by issuing their own notes, albeit not using the legal mechanisms of the JOBS Act. Together, Prosper and Lending Club originated more than $12 billion of loans in 2015.

They did not achieve this scale by meeting with every borrower in person. Instead, both companies have independently developed algorithms that augment or even replace the traditional due diligence process. Fed certain basic information, these algorithms instantly generate “scores” that are used to price loans. As Prosper and Lending Club make more loans, have more experience, and gather more data their algorithms become more refined, and as their algorithms become more refined they are able to offer a better product to both their borrowers and their investors, in a virtuous cycle.

We believe the same kind of thing will happen in the JOBS Act market, and indeed has to happen for the market to be successful. Human “hands-on” methods will be augmented by big data, algorithms, and analytics, in some industries more than others but in all industries to at least some degree. We expect to be at the forefront of this industry-wide data revolution.

Screening investments also entails risk of at least two varieties:

•
We are bound to make mistakes. We might misinterpret information, fail to ask for relevant information, make bad judgments about information we have and understand, fail to understand markets, choose a company with poor prospects over a company with better prospects, or err in any number of other ways. We will try to put systems in replace to reduce the chance of error – for example, including redundant checks on critical information – but errors will nevertheless occur.

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•
Given human nature, there are going to be unscrupulous people who try to raise money on our Platform. They might provide us with information that we are simply unable to verify or don’t have time to verify, including their earnings, their undergraduate degree, their business background, or other information. Again, we will do our best to screen for unscrupulous people. However, criminals have successfully breached the security of some of the largest, most sophisticated companies in the world, so it is certainly possible that an unscrupulous person who tries hard enough could fool us.

Our Title III Funding Portal

Yobi Ventures, LLC, which we refer to as “Yobi Ventures,” is a limited liability company organized under the laws of Delaware on February 1, 2016. The Company owns all of the limited liability company interests of Yobi Ventures, making Yobi Ventures a wholly-owned subsidiary of the Company. The Company and Yobi Ventures are parties to a Limited Liability Company Agreement dated February 22, 2016, which is attached as Exhibit 1A-15B.

Yobi Ventures, and not the Company, will become licensed to operate as a “funding portal” within the meaning of Title III of the JOBS Act. Yobi Ventures has submitted applications to both the SEC and the Financial Industry Regulatory Authority, or “FINRA.” As of the date of this Offering Statement, our application to the SEC has been accepted, and we are continuing to complete the FINRA application process.

Yobi Ventures, as a licensed funding portal, will license from the Company the right to use the Platform to conduct offerings under Title III of the JOBS Act. The Company and Yobi Ventures have entered into a Platform License Agreement for this purpose, which is attached as Exhibit 1A-6D.

All offerings under Title III of the JOBS Act will be conducted by Yobi Ventures, and not by the Company.

Investment Advisory Services

In the future, the Company intends to create a subsidiary that will develop “funds” and act as investment adviser.

EXAMPLE:  We might raise money from investors to invest in “fix-and-flip” real estate projects. Rather than have investors choose individual fix-and-flip projects on the Platform, we would raise money and choose projects in our discretion, charging investors an advisory or asset management fee.

Under certain circumstances, a person providing advisory services must register as an investment adviser, either with the SEC or with one or more states. The Company will rely on the advice of legal counsel to comply with all applicable laws and regulations, including but not limited to the Investment Advisers Act of 1940.

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Our Revenue and Expenses

As a Platform, we expect to generate revenue in some or all of the following ways:

•
Commissions on Equity Transactions. Suppose Company X raises $1 million of equity using the Platform. We might charge a commission equal to a percentage of the capital raised (e.g., 4%, or $40,000). As a Title III Funding Portal, we will be permitted to charge commissions on Title III transactions. For Title II or Title IV transactions, we could charge commissions only if we comply with Federal and State broker-dealer requirements.

•
Origination Fees on Loan Transactions. Suppose Company X wants to borrow $1 million. We might lend the $1 million to Company X and charge an origination fee (e.g., 3%, or $30,000). We would then syndicate the $1 million loan, or a part of it, to investors on the Platform.

•
Interest Rate Spread on Loan Transactions. Suppose Company X wants to borrow $1 million. We might lend the $1 million to Company X at 12%, then borrow the money from investors at 10%, keeping the difference.

•	Fixed Listing and Platform Fees. We might charge issuers a fixed fee for using our Platform to raise money, independent of the amount raised or the success of the offering.

•	Reimbursement. We might require issuers to reimburse us for actual costs we incur in connection with an offering of securities, including legal costs.

•	Marketing Fees. Where permitted by law, we might charge issuers fees for marketing their securities.

•	Financial Interests in Transactions. Suppose Company X raises $1 million of equity using the Platform. As part or all of our compensation, we might take an equity interest in Company X.

•	Advertising Revenue. We expect the Platform to attract a large number of potential investors, and believe that over time, many advertisers will pay for advertisements placed on the site.

•	Licensing Fees. We expect to develop sophisticated, best-in-class technology. In some instances, it might be appropriate to license our technology to third parties.

•
Management Fees. For the investment advisory portion of our business, we or our subsidiaries may charge the investment funds that we manage certain asset management, advisory and performance fees.  These may include annual flat fees for managing the funds, as well as performance-based fees, i.e., some specified percentage of the investment gains (if any) of such funds.

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The JOBS Act market is essentially brand new, and it is impossible to predict accurately how much revenue we will generate in each category, or even which revenue stream will be most important.

Major items of expenses will include:

•	The compensation of employees

•	Insurance premiums

•	Licensing fees

•	Rent

•	Professional fees

•	Software development fees

•	Hosting fees

•	Compliance costs

•	Marketing costs

Our Subsidiaries

We intend to create industry-specific subsidiaries to originate equity and debt offerings that will be listed on our Platform, in effect creating our own customers. Through our subsidiaries, we will build out a portfolio of industry-based web portals, each hosted on a distinct web domain, capable of sourcing, vetting and facilitating the digital financing of various types of assets.

EXAMPLE:  We intend to create a subsidiary in the residential fix-and-flip market. The subsidiary will originate debt financing transactions and seek to generate a profit doing so. It will list its own securities on the Platform and will pay the Company for using the Platform, just like other issuers.

Initially, we intend to create three subsidiaries:  one for early-stage venture financing, one in the residential real estate finance industry, and one in consumer finance industry. There is only one limitation to the Company creating further subsidiaries for other industry-based portals: the Company has agreed not to create a subsidiary focused on the “paid performer” or “professional earners” marketplace, such as professional athletes, movie actors, and recording artists, among other celebrities and notable personalities.

This niche has been reserved for Star Shares Corporation (“StarShares”), another entity founded by Darrell Hubbard that utilizes the software of Vertron Corporation to operate. StarShares’ unique business model is to incorporate professional earners as a special-purpose vehicle (SPV) and allow fans and investors to invest in their future income potential. As professional earners are a very specialized market and require specialized skills and unique expertise to conduct due diligence and to assess risks, the Company will not develop a subsidiary to pursue this market opportunity.

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Early-Stage Venture Financing

Our subsidiary will seek to identify early-stage companies with the potential for rapid growth, and offer both equity and debt investment opportunities to investors. We expect that our subsidiary will be industry-agnostic – that is, we will not limit ourselves to the high-technology industry, or to social media companies, or to any other particular market. Instead, we will seek to identify opportunities in a variety of industries that we believe are promising financially and fit the desires and interests of our subscribed investors.

We believe that the JOBS Act market will be closely aligned with social media, meaning that early-stage companies that have been successful building a strong social media presence are more likely to find success in the JOBS Act market, everything else being equal. Hence, we will use social media presence as one of our indicators of possible success, among many others.

We do not believe that investors should be looking for the “next Facebook,” or the “next Google.” Those opportunities are two-in-a-lifetime, and investors who spend all their time looking for them are very unlikely to be successful, in our opinion. Instead, investors should pay attention to their own interests and look for companies that they are able to evaluate, companies capable of delivering products and services that investors themselves will use.

We expect, frankly, that our early-stage financing subsidiary might be the slowest to develop but have the most impact over time.

Real Estate Financing

According to RealtyTrac’s quarterly and annual U.S. Home Flipping Reports, 136,269 single family homes were flipped—purchased and subsequently sold within a 12 month period—in 2014, yielding “fix and flip” investors average gross profits of $60,701 per home. This is an enormous potential market.

The fix-and-flip entrepreneur typically finds capital from three sources:

•	Personal funds or credit, including home equity loans, personal credit cards, supplier lines of credit and self-directed IRAs.

•	Traditional bank loans.

•	Outside investors, including hard money lenders, private money lenders, and friends and family.

Private money lenders typically consist of highly-fragmented networks of high net worth individuals who may advertise their services through online classified directories such as Craigslist. By bringing together these and other alternative private money lenders and fix-and-flip investors, we believe that our real estate financing subsidiary can establish itself as a reputable brand for both investment opportunities and alternative financing sources in the fix and flip market.

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While our initial go-to-market strategy will focus on our management team’s core competency of residential real estate, as our business develops we plan to expand our capability into the following areas:

•
Land for residential, commercial and mixed-use development, targeting specific locations exhibiting growth potential through expanding infrastructure, economic and demographic growth momentum, and a politically favorable development environment.

•	Commercial projects, in locations where demographic profiles favor the investment of improvements or acquisitions of value-added properties.

•
Bulk acquisitions – purchasing distressed and foreclosed residential properties from banks and other lending institutions in geographic locations of expanding infrastructure, economic and demographic growth momentum, and a politically favorable development environment.

Consumer Financing

“Direct selling” refers to the sale of products and services from one person to another, outside the context of traditional retail selling. Sales are usually done via door-to-door sales and in-home demonstrations. According to IBIS World, the direct selling industry has grown at 1.9% per year over year for the past five years, and in 2014, recorded a market size of $43 billion in the United States. The industry is highly fragmented, with no company garnering a dominant market share.

The industry relies heavily upon finance companies for selling items over $1,000. Some direct sales companies have in-house financing. The annual percentage rate for financing direct sales products can range from 21% to 28%, or more. In our surveys of the top-producing dealers and distributors of certain direct sales organizations, they each had relationships with five or more finance companies. The reason is that traditional finance companies tend to have specific credit policies that target often narrow borrower profiles guided by their source of investment capital.

In response to the question, “What is the most important factor in choosing a financing company?” dealers and distributors answer “Service.” Dealers want instant approval and verification of deals, immediate payment upon approval, and the best account management service. Most finance companies are extremely low-tech. Most have only a token brochure-like online presence; and do not provide any level of e-business transaction or account management services to their dealers.

We believe this creates a huge potential. By approaching this market with state-of-the-art technology, we believe we can offer dealers and distributors much better financing options than they have today while providing very attractive returns to retail investors.

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Our Competition

Today, there are more than 100 websites dedicated to the JOBS Act, all referred to generically as “crowdfunding sites” or “crowdfunding platforms.” If you type “crowdfunding” into Google you will find many of them. Some of the best-known sites include:

•	Fundrise

•	Patch of Land

•	FundersClub

•	AngelList

•	iFunding

•	RealCrowd

•	RealtyMogul

So far, a very large majority (we estimate more than 90%) of the capital raised using the JOBS Act has been for real estate transactions, and most of the best-known sites are limited to real estate.

Although there are many crowdfunding sites, none of them is currently doing business under Title III of the JOBS Act, for the simple reason that Title III will not become legally effective until May 14, 2016. The Company intends to be among the first sites operating under Title III, although we expect many, many other sites to come online around the same time.

Apart from other sites operating under the JOBS Act, we face competition from all of the existing players in the capital industry whose position we believe the JOBS Act will eventually erode and undermine. These include banks, finance companies, equipment leasing companies, real estate lenders, investment banks, brokers, private equity firms, and venture capital firms.

Acquisitions

From time to time, we might buy other companies. For example, if another company has developed a certain technology, it might be better for us to buy the company than to develop the technology on our own. We might buy companies using cash, debt, or our own stock.

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Current Status of Our Business - Timelines

Although we have built a robust electronic platform to conduct offerings under the JOBS Act, as described above, as of the date of this Offering Circular the Company has no customers and no revenues. To build its business, the Company needs the capital it expects to raise in this Offering.

These are our goals to continue to build the business:

Milestone	Anticipated
Begin Public Relations and Marketing Campaigns	September 2016
Start Accepting Start-up Funding Applications	September 2016
Start Accepting Real Estate Funding Applications	September 2016
Start Build-Out of Corporate Funding Portal Team	October 2016
Start Build-Out of Yobi Ventures Management Team	October 2016
Start Build out of Real Estate Management Team	October 2016
Launch Funding Portal for Start-ups Ventures	February 2017
Launch Funding Portal for Real Estate Ventures	February 2017
Launch Funding Portal for Consumer Lending	June 2017
Complete Acquisition of National Broker-Dealer Firm	June 2017
Start Build-Out of Public Markets Compliance Team	June 2017
Complete Acquisitions of Private Placement Firms	September 2017

Please note that the dates listed above are our best estimates using the information available to us at this time, and are not set in stone. Our ability to achieve these milestones will depend upon a lot of things, including our ability to raise enough capital through this Offering.

Factors Likely to Impact the Company’s Performance

The Company’s ability to conduct its business successfully depends on several critical factors:

•
Ability to Attract High-Quality Investment Opportunities. High-quality investment opportunities are hard to come by. To be successful we need to find a lot of them, and that means developing a reputation for successfully funding transactions.

•
Ability to Attract Investors. We need to attract investors in large numbers. In fact, for our business to be successful we need to attract many more investors than all the investors currently registered at all of the “Crowdfunding” sites currently operating under the JOBS Act, put together. We believe we can do so as investors slowly but inevitably move from the traditional manner of investing to Internet-based investing, just as travels have moved from brick-and-mortar travel agencies to online bookings.

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•
Growth of Crowdfunding Industry. We operate in a new and developing industry – bringing together business and entrepreneurs in need of capital with a dispersed group of investors via the Internet. If this market fails to develop, or fails to develop as we anticipate, our business could be harmed. Realistically, we cannot be successful in a vacuum. We need the entire JOBS Act market to continue to grow, bringing in more investors and more investment opportunities.

•
Ability to Attract Qualified Employees. Like many businesses, we rely on data and computer models. Nevertheless, we are very much a “people business.” Not only do we need human eyes to develop, review and execute our business plans, but we believe a significant factor in our success will be our ability to develop relationships with market participants that can drive business to our Platform. As a result, we must continue to attract and retain highly qualified employees.

•
Continuity of Legal Landscape. We believe that the JOBS Act and associated laws give us (and our competitors) enough leeway to operate very successful businesses. If these laws were changed drastically – for example, if unsophisticated investors lost money and Congress restricted online investing – it could harm our business (and the business of our competitors) significantly.

•
Performance of Internal Systems. We continue to improve our internal systems and to adopt new systems, including our technology systems. We rely heavily on these systems and expect we will be required to continually update, improve, and replace them in the future.

•	Competition from Other JOBS Act Portals. We will face significant competition for issuers (investment opportunities) and investors. Our marketing must be outstanding.

Offices and Employees

The Company’s offices are located at Potal Building, Suite 310, 9201 University Blvd, Charlotte, NC 28223. The Company leases approximately 500 square feet of office space.

The Company has 1 full-time employee, and 12 part-time employees and independent contractors. We had no payroll during the most recent fiscal year, as our sole employee was compensated via a grant of equity.

Significant Legal Issues Affecting Our Business

We and all of our competitors operate in the capital formation industry – helping to raise money for companies and entrepreneurs. The capital formation industry is heavily regulated for reasons that date back 90 years. After the excesses of a loosely-regulated Wall Street led to the Great Depression of the 1920s, President Franklin D. Roosevelt and Representative Sam Rayburn of Texas pushed through Congress a series of major reforms:  the Securities Act of 1933, the Securities and Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, and the Investment Advisers Act of 1940. The American capital markets have subsequently earned the reputation as the cleanest, most transparent in the world.

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Written before the invention of color TV, it is not always easy to understand how these laws should be applied to the world of Google, Facebook, and Internet-based investing.  The Company looks to the advice of legal counsel to navigate what sometimes seems like a maze, or even a minefield.

The principal legal issues we face include the following:

•
Complying with Title III of the JOBS Act, which is brand new. Title III is like nothing seen before in U.S. securities laws and raises many brand-new issues that we will have to address as we build and operate the Platform.

•
Regulation by the SEC and FINRA. Our Title III funding portal will be regulated by both the SEC and the Financial Industry Regulatory Authority. Because Title III is brand new, nobody is quite sure what the regulation will look like in practice.

•
Broker-dealer rules. Individuals and companies in the business of effecting sales of securities are generally required to become licensed at both the Federal and State level. Initially, we intend to conduct our business in a manner that does not require us to be licensed by the SEC.

•
Rule 506(c) and investor verification. From the beginning, our Platform will be used by issuers to offer securities under 17 CFR §230.506(c), also known as Title II Crowdfunding. Among other things, issuers will be required to verify that every investor is “accredited” within the meaning of 17 CFR §230.501(a).

•
Disclosure issues. Issuers under Title III are required to provide very specific information by law. Issuers under Title IV are required to provide even more information. Issuers under Title II are not required to provide any specific information, but will nevertheless provide at least enough information to avoid liability under Rule 10b-5. The Platform must include the functionality to provide the disclosures required for each transaction.

•
Privacy issues. We will collect a substantial amount of information about issuers and investors, and will have to comply with all applicable laws concerning the privacy of that information (actually, we intend to exceed the legal requirements).

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SECURITIES BEING OFFERED

In General

The Shares being offered in this Offering are shares of the Company’s voting common stock. As of the date of this Offering Circular, the Company has no class of stock outstanding other than one class of voting common stock.  Other classes of stock could be created and issued in the future, including classes of stock with rights superior to those of the common stock (e.g., preferred stock).

If all the Shares being offered in this Offering are sold, by the Company itself and Vertron, the voting common stock of the Company will be owned as follows:

Shareholder	Number of Shares	Percentage
Darrell Hubbard1	35,000,000	82.50%
Vertron1,2	6,200,000	14.61%
Emanuel Harrington	222,222	0.52%
Investors	1,000,000	02.36%
TOTAL	42,422,222	100%

The Company expects to reserve 5,000,000 shares of voting common stock for issuance pursuant to an equity compensation program for the benefit of Board members, the executive team, and employees. If all of these shares are issued, the Company’s voting common stock will be owned in approximately these proportions:

Shareholder	Number of Shares	Percentage
Darrell Hubbard1	35,000,000	73.81%
Vertron1,2	6,200,000	13.07%
Emanuel Harrington	222,222	0.47%
Investors	1,000,000	02.11%
Employees, Etc.	5,000,000	10.54%
TOTAL	47,422,222	100%

1Vertron is controlled by Darrell Hubbard.

2Because Darrell Hubbard is the beneficial owner of Vertron, he effectively controls 41,200,000 Shares, which would represent approximately 97.11% of the Shares issued and outstanding if all the Shares being offered in this Offering are sold, and 86.88% if all the Shares being offering are sold and all 5,000,000 Shares are issued for the benefit of Board members, the executive team, and employees.

The Shares will be issued and maintained in electronic form at the Company’s website and by the Company’s stock transfer agent only – investors will not receive a paper stock certificate.

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Dividends

The owners of the Company’s voting common stock will be entitled to receive dividends as may be declared from time to time by our Board of Directors out of legally available funds. Dividends will be paid ratably to the holders of voting common stock based on the number of Shares held by each owner as of the record date established by the Board with respect to such dividend. The Company has never declared or paid cash or stock dividends on any of its capital stock, and currently does not anticipate paying any dividends in the foreseeable future.

Voting Rights

Each owner of voting common stock will be entitled to one vote for each Share on all matters submitted to a vote of our common stockholders as may be required from time to time under Delaware law, our Bylaws, and/or our Certificate of Incorporation, including the election of our Board of Directors.

Rights Upon Liquidation

In the event of the Company’s liquidation, dissolution, or winding up, the owners of the voting common stock will be entitled to share ratably (that is, on a per-Share basis) in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debt and other liabilities, and the satisfaction of any liquidation preferences granted to the holders of any class of preferred stock then issued and outstanding.Other Rights

The owners of securities sometimes have special rights, including:

•
“Preemptive Rights” – The owners of a security might have the right, automatically, to participate in any subsequent round of financing. For example, if Investor X owns 5% of the company today, and the company issues more securities tomorrow, she might have the right to buy 5% of those additional securities.

•
“Anti-Dilution Rights” – The owners of a security might have special protection if the company sells securities for a lower price in the future. For example, if Investor X buys stock for $10 per share, and the company later sells stock for $8 per share, Investor X might have the right to receive more stock for no additional payment.

•
“Conversion Rights” – The owners of a one class of security might have the right, under specified conditions, to convert to a different class of security, for example from common to preferred stock or vice versa.

•	“Redemption Rights” – The owners of a security might have the right to require the company to “redeem,” or buy back, their shares at some point, giving them a measure of liquidity.

The owners of the Company’s voting common stock have no such special rights.

Page | 25

LIMIT ON AMOUNT A NON-ACCREDITED INVESTOR CAN INVEST

As long as you’re at least 18 years old, you can invest in this Offering. But if you’re not an “accredited” investor, the amount you can invest is limited by law.

Under 17 CFR §230.501, a regulation issued by the Securities and Exchange Commission, the term “accredited investor” means:

•
A natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person;

•
A natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

•	A trust with assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

•	A business in which all the equity owners are accredited investors;

•
An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

•	A bank, insurance company, registered investment company, business development company, or small business investment company;

•	A charitable organization, corporation, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets exceeding $5 million;

•	A director, executive officer, or general partner of the company selling the securities, or any director, executive officer, or general partner of a general partner of that issuer.

If you fall within any of those categories, then you can invest as much as you want. If you don’t fall within any of those categories, then the most you can invest in this Offering is the greater of:

•	10% of your annual income; or

•	10% of your net worth.

These limits are imposed by law, not by us.

When you go to our website, www.YobiFund.com, register, and complete your investor profile, we will ask whether you’re an accredited investor. If you aren’t, then we’ll ask about your annual income and net worth.

Page | 26

SALE AND DISTRIBUTION OF SECURITIES

Term of Offering

The Offering will begin as soon as our registration statement is “qualified” by the SEC. It will end upon the earlier of (1) the date we have sold all of the Shares in this Offering, or two (2)  calendar years from the qualification date (unless we decide to terminate the Offering earlier).

Size of Offering

The Company and Vertron are offering to sell to the public up to a total of 1,000,000 Shares of the Company’s voting common stock for consideration totaling $1,000,000 in this Offering.The amount of shares being offered by each party consists of 700,000 shares being offered by the Company and 300,000 shares being offered by Vertron.

Depending on the success of this Offering, the Company’s Board of Directors may elect to amend the terms of the Offering and would do so by notifying all shareholders and the SEC by filing a post-qualification amendment to this Offering Circular.

Investment Units

We will sell Shares in investment “Units” of $100.00. The initial price per Share in this offering is $1.00, meaning for each Unit of $100.00, Investors will receive 100.00 Shares.

No Minimum Offering Amount

We have not established any “minimum” amount to be raised through this Offering. We will accept and deploy all the money we raise, no matter how little.

Manner of Distribution

We are not using an underwriter or broker to sell the Shares, and we are not paying commissions to anyone for selling the Shares. We are selling the Shares only through our Platform located at our Site. We reserve the right to reject any subscription to purchase Shares in this Offering in whole or in part and for any reason (or no reason).  If we reject your subscription, we will return all your money without interest or deduction.

Advertising

After the Offering Statement has been “qualified” by the SEC, we intend to advertise at the Site and through other means, including public advertisements and audio-visual materials, in each case only as we authorize. All of these advertising materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, and none will include information that is not in this Offering Circular. However, our advertising materials will not give a complete understanding of this Offering, the Company, or the Shares, and should not be considered as a substitute for, or even as part of, this Offering Statement. The Offering is made only by means of this Offering Statement.

Page | 27

Sale of Shares by Vertron

As part of this Offering, Vertron will be selling up to 300,000 of its Shares alongside the Company. Vertron is the only existing security-holder of the Company offering Shares in this Offering.

The table below compares the number of Shares held by Vertron before and after this Offering, assuming this Offering is fully subscribed:

Vertron Shares Held Prior to this Offering:	6,500,000
Vertron Shares Offered in this Offering:	300,000
Total Shares Offered By Vertron as a Percentage of Total Pre-Offering Company Outstanding Shares	0.72%

HOW TO INVEST

To buy our Shares, go to our Site at www.YobiFund.com and follow the instructions. We will ask for certain information about you, including:

•	Your name and address

•	Your social security number (for tax reporting purposes)

•	Whether you are an “accredited investor”

•	If you not an accredited investor, your income and net worth

We will also ask you to sign our Investment Agreement, attached in Exhibit 1A-6E.

The minimum investment is 1 Unit, i.e. $100.00. You will pay for your Shares using one of the options described on the Site.

The information you submit, including your signed Investment Agreement, is called your “subscription.” We will review your subscription and decide whether to accept it. We have the right to accept or reject subscriptions in our sole discretion, for any reason or for no reason.

When you invest, your money will be held in an escrow account with a third party until we review your subscription and decide whether to accept it. When and if we have confirmed that your subscription is complete and decided to accept your subscription, we will release your money from the escrow account to the Company at a time we select. If we decide not to accept your subscription, we will return your money to you.

Once we have accepted your subscription, we will notify you by email and the investment process will be complete. We will also notify you by email if we do not accept your subscription, although we might not explain why.

We will not issue you a paper certificate representing your Shares.

Page | 28

DILUTION

Like many early-stage companies, we have issued shares of our voting common stock to our founders and employees at a much lower effective cash cost compared to the price that you will pay for your Shares in this Offering. This is done in part to compensate them for their substantial efforts in building the Company, and for the risks associate with founding and working for a start-up enterprise. The table below shows the average effective cash cost per share of the Shares that we have issued to date:

Shareholder	Number of Shares Issued	Effective Price Per Share

Darrell Hubbard	35,000,000	Par Value (0.0001)

Vertron Corporation	6,500,000	Non-cash

Emanuel Harrington	222,222	$0.45

TOTAL SHARES ISSUED TO DATE	41,722,222

AVERAGE EFFECTIVE PRICE PER SHARE		N/A

Page | 29

Net tangible book value is the aggregate amount of the Company’s tangible assets less its total liabilities. As of the time of this Offering Statement, our net tangible book deficit is $18,276 and we had 41,722,222 shares issued and outstanding, and so our net tangible book deficit per share is $0.0004.  The table below shows the dilution in net tangible book value per share immediately following the Offering, and assumes for purposes of illustration that the Offering is fully subscribed:

Price Per Share	$1.00

Shares Issued	700,000

Capital Raised	$700,000

Less: Offering Costs (estimated)	$80,000

Net Offering Proceeds	$620,000

Net Tangible Book Value Post Offering	$601,724

Increase/(Decrease) In Net Tangible Book Value Post Offering	$620,000

Net Tangible Book Value Per Share Post Offering (approximate)	N/A

Increase/(Decrease) In Net Tangible Book Value Per Share Post Offering	N/A

Page | 30

USE OF PROCEEDS

We expect the Offering itself to cost about $50,000, which includes legal and accounting fees – principally the cost of preparing this Offering Statement. We are not paying any commissions to underwriters, brokers, or anybody else for selling or distributing the Shares.

Assuming that the Company raises the full amount from this Offering, we expect to use the money in the following general categories:

Yobifund Budget Item	Budget Amount
Property Plant and Equipment	$50,000
Legal and Accounting and Audit Expenses	$100,000
General and Operating Expenses	$50,000
Personnel (including new hires)	$150,000
Executive and Management Team
Administrative and Operational Staff
National Exchange Readiness, Compliance, and Reporting Team
Marketing and Promotions	$350,000
Direct Marketing (Advertising)
Public Relations

TOTAL COMPANY OFFERING	$700,000

Vertron Budget Item	Budget Amount
Software Development	$300,000
Funding Portal Software
Funding Portal Back Office System
Funding Portal FINRA and SEC Compliance System
Social Media and Marketing Web and Mobile Apps

TOTAL COMPANY AND VERTRON OFFERING	$1,000,000

If the Company and Vertron raise less than $1,000,000 from this Offering, the above Use of Proceeds would be prorated accordingly.

The foregoing are our best estimates as of this time only. The actual use of the proceeds of the Offering could change based on a number of factors, including the amount we raise. In addition, at the discretion of our management, we may from time to time use part of the proceeds of this offering to acquire other companies or technologies from third parties as part of our long-term strategic plan, as discussed under “Acquisitions” on page 20.

Page | 31

LIMITATIONS OF LIABILITY

The Certificate of Incorporation of the Company protects the Directors of the Company from lawsuits brought by Investors, to the fullest extent permitted by Delaware law. Article VI of the Company’s Certificate of Incorporation provides that:

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director, except with respect to (i) a breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) intentional misconduct or a knowing violation of law or acts or omissions not in good faith, (iii) unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) transactions from which a director derived an improper personal benefit.

As a result, Investors will not be entitled to sue Directors in most situations, even if Directors make mistakes that cause the Company (and therefore Investors) to lose money. This limitation on the liability of Directors, officers, and agents is referred to as “exculpation.”

The Certificate of Incorporation also requires the Company to indemnify (reimburse) Directors and officers losses, liabilities, and expenses they incur in performing their duties. For example, if a third party sues a Director on a matter related to the Company’s business, the Company would be required to indemnify the Director for any losses or expenses she incurs in connection with the lawsuit, including attorneys’ fees. However, this indemnification is not available where the person did not act in good faith or, with respect to a criminal action or proceeding, had reason to believe her conduct was unlawful.

Without these special provisions in the Certificate of Incorporation, Directors and officers would be entitled to some level of exculpation and indemnification, but not to the same extent. Furthermore, if the securities of the Company were listed on a national exchange, like the New York Stock Exchange, the rules of the exchange would limit the degree of exculpation and indemnification permitted. Hence, Investors should understand that the provisions are discretionary, not mandatory.

In addition, our Certificate of Incorporation provides that, to the fullest extent permitted by law, all suits against the Directors, officers and agents of the Company by Investors must be brought in the Court of Chancery of the State of Delaware, unless the Corporation consents in writing to an alternative forum.

The Certificate of Incorporation of the Company is attached as Exhibit 1A-2A and the Bylaws as Exhibit 1A-2B.

Page | 32

VERTRON AND THE VERTRON CONTRACTS

Vertron Corporation (“Vertron”) is a corporation organized under the laws of Delaware on April 12, 2002. Vertron was founded by Darrell Hubbard, who owns 100% of its issued and outstanding stock. Jeroen Hormes, the CEO of Vertron, serves as a member of the Company’s Board of Directors. Vertron is a boutique management and high-technology consulting firm, as well as an incubator for web and mobile start-ups.  Yobi Fund was conceived at Vertron in March 2014.  Vertron incubated our business concept for one year prior to our incorporation in April 2015.

The Company has entered into three significant contracts with Vertron:  a Software License Agreement, a Software Services Agreement, and a Patent License Agreement.  These contracts are summarized below. Copies of the contracts themselves are attached as Exhibit 1A-6A (the Software License Agreement), Exhibit 1A-6B (the Software Services Agreement), and Exhibit 1A-6C (the Patent License Agreement).

Software License Agreement

The Software License Agreement provides the Company with a non-exclusive license to install and use certain web portals designed to facilitate crowdfunding transactions. As consideration for the software license, the Company issued Vertron 2,500,000 shares of Yobi Fund common stock valued at $0.40 per share, or an aggregate of $1,000,000.

Software Services Agreement

Pursuant to the terms of the Software Services Agreement, Vertron will provide the Company with continued software development and support services. In consideration, the Company will pay Vertron at an annualized aggregate rate of $1,400,000. On June 1, 2015, the Company issued Vertron 3,500,000 shares of common stock, valued at $0.40 per share, or an aggregate of $1,400,000, representing an advance on the first years’ aggregate annual rate.

The Software Services Agreement is terminable following notice and an opportunity to cure if, among other events of default, Vertron fails to make available or deliver the software services provided for under the terms of the agreement. Vertron will retain all rights to any work product developed in whole or in part in connection with the software services to be performed under the terms of the software services agreement.

Vertron will be delivered all source code to Company under the software services agreement; and Company acquires the right to use, modify, or customize the source code as it sees fit.

Patent License Agreement

The Patent License Agreement provides the Company with a limited worldwide license (excluding the sports, entertainment, and “paid performer” industry), to develop and commercialize two pending patents: “A System for Buying and Selling Securities over a Distributed Communications Network” and “A System and Method for Active Participation in an Investor-Managed Corporation.” In consideration of the patent license, the Company issued Vertron 500,000 shares of common stock, valued at $0.40 per share, or an aggregate of $200,000.

Page | 33

MANAGEMENT DISCUSSION

Operating Results

We are a development stage Company with no revenues and an accumulated deficit of approximately $136,257 attributable to start-up and organizational expenses.

We are not aware of any unusual events or transactions, or any new developments, that are expected to materially affect the operations of the Company, except that the Company continues to improve its operations and internal systems.

Liquidity and Capital Resources

As of the date of this Offering Statement, the Company has no revenues and has not commenced its principal operations. The Company is seeking to raise up to $35,010,000 of capital in this Offering by selling Shares to Investors. To provide additional liquidity – meaning cash – we might borrow money from banks or other lenders, secured by the assets of the Company.

We expect to use most of the capital we raise in the Offering to pay ordinary course operating expenses, as described in the “Use Of Proceeds” section on page 31.  Should we need more capital for any reason, we could either sell more Shares or sell other classes of securities. In selling Shares or other securities, we might be constrained by the securities laws. For example, no more than $50,000,000 of securities may be sold by an issuer and its selling security-holders using Regulation A during any period of 12 months.

Plan of Operation

Having raised capital in the Offering, the Company will operate in the manner described in the “Our Company and Business” section starting on page 10.

We believe the proceeds of the Offering will satisfy our current cash requirements.

Page | 34

DIRECTORS, OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors, Officers, and Significant Employees of the Company

Name	Position	Age	Term of Office	Approximate Hours Per Week If Not Full Time
Executive Officers
Darrell Hubbard	Founder and member of Board of Observers	49	Mr. Hubbard will remain in office until he resigns or is removed. His term started on January 1, 2016.	30
Emanuel Harrington	Interim Chief Executive Officer and Chief Technology Officer	45	Mr. Harrington will remain in office until he resigns or is removed. His term started on August 1, 2015.	20
Roger Edwards, Jr.	Secretary and Treasurer	50	Mr. Edwards will remain in office until he resigns or is removed. His term started on February 1, 2016.	10
Dr. Sandy E. Green	Member of Board of Observers	48	Mr. Green will remain in office until he resigns or is removed. His term started January 1, 2016.	20
Craig Keys	Member of Board of Observers	50	Mr. Keys will remain in office until he resigns or is removed. His term started on January 1, 2016.	20
Board of Directors
Emanuel Harrington	Director	45	Mr. Harrington will remain in office until he resigns or is removed. His term started on January 1, 2016.
Jeroen Hormes	Director	33	Mr. Hormes will remain in office until he resigns or is removed. His term started on January 1, 2016.
Valerie Maat	Director	52	Mrs. Maat will remain in office until she resigns or is removed. Her term started on January 1, 2016.

Page | 35

Directors, Officers, and Significant Employees of Yobi Ventures, LLC

Name	Position	Age	Term of Office	Approximate Hours Per Week If Not Full Time
Executive Officers
Jeroen Hormes	President and Chief Executive Officer	33	Mr. Hormes will remain in office until he resigns or is removed. His term started on February 1, 2016.	20
Miles Maat	Chief Financial Officer	53	Mr. Maat will remain in office until he resigns or is removed. His term started on February 1, 2016.	20
Valerie Maat	Chief Compliance Officer	52	Mrs. Maat will remain in office until she resigns or is removed. Her term started on February 1, 2016.	20
Karen Hayes	Chief Operating Officer	28	Ms. Hayes will remain in office until she resigns or is removed. Her term started on February 1, 2016	40

Family Relationships

Our executive officers Darrell Hubbard, Emanuel Harrington, and Valerie Maat are brothers and sister.

Page | 36

Ownership of Related Entities

Vertron Corporation (“Vertron”) is a Delaware corporation founded by our founder, Darrell Hubbard. All of the stock of Vertron is owned by Darrell Hubbard.

Jeroen Hormes, the President and CEO of Vertron, is a member of our Board of Directors and the President and CEO of our subsidiary, Yobi Ventures, LLC.

The Company has entered into three important contracts with Vertron:  a Software License Agreement, a Software Services Agreement, and an Amended Patent License Agreement. These contracts are described in the “Vertron and the Vertron Contracts” section starting on page 33.

Business Experience

Darrell Hubbard, Founder and Member of Board of Observers

Darrell Hubbard is our founder and has served as the President and Chief Executive Officer from our inception in April 2015 through January 2016.

From April 2002 to the present, Darrell has served as the Chief Innovation Officer of Vertron Corporation, a boutique management and IT consulting firm based in Beverly Hills, CA, which he founded. Vertron’s clients have included Fannie Mae, Warner Bros., Sony Pictures, Dell Computers, Hewlett Packard, Computer Science Corporation (CSC), Oracle, Toyota (SCION), McKesson, Philip Healthcare, Amgen, and several venture-backed technology start-ups.

From 1993 through 1998, Darrell reported to the AT&T Financial Officers Executive Board, leading over $160 million in information technology initiatives. From 1988 to 1991 Darrell served as Chief Architect, AT&T Bell Laboratories; USA Expert, American National Standards Institute (ANSI); and Chairperson, International Standards Organization (ISO).

Darrell entered college at age 16, completed his B.S. in Computer Science by age 18 from North Carolina Wesleyan College, and received a Masters in Computer Science at age 19 from North Carolina State University.

Darrell also holds an MBA in General Management from Harvard Business School.

Craig Keys, Member of Board of Observers

Craig Keys is the Associate Vice President of Civic Engagement at the University of Southern California. Craig is also a lecturer at the USC Gould School of Law, where he oversees the School’s Housing Law Clinic. In addition to teaching courses in civic engagement, government, urban planning and environmental law, Craig’s public policy experience includes roles as Senior Redevelopment Manager for the City of Thousand Oaks Community Development Department, Legislative Policy Manager for the City of Los Angeles’ Community Redevelopment Agency, and Business Development Director for the City of Los Angeles.

Page | 37

Roger Edwards Jr., Secretary and Treasurer

Roger started his career as an electrical engineer for GTE Government Systems before transitioning into technical communications. He has over 24 years of experience developing technical documentation, web content, and online help for several Fortune 500 companies—spanning multiple industries, including Mobile Telecommunications, IT and Smart Grid.

Roger is currently employed at Sensus USA, where he is the Lead Writer on their Advanced Metering Infrastructure (AMI) system deployment for the UK’s “Smart Metering” initiative. In addition, he serves as the Professional Editor for the Alliance for Wireless Power (A4WP). Prior to this role, Roger served as the Professional Editor for the cellular CDMA Interoperability Specifications—developed by the Third Generation Partnership Project 2 (3GPP2) of the Telecommunications Industry Association.

Dr. Sandy E. Green, Jr., Member of Board of Observers

Dr. Sandy E. Green, Jr. is a member of the Financial Industry Regulatory Authority (FINRA) and serves as our Chief Investment Advisor.

Dr. Green is the founder and General Partner of Rhetorical Capital Fund and a Managing Member of Rhetorical Capital Management. During his distinguished career, Dr. Green has published many articles and cases and has received numerous award and grants. Dr. Green is currently developing a new area of research that combines the fields of rhetoric and finance.

Dr. Green also serves as an Associate Professor of Management at the California State University at Northridge Nazarian College of Business, where he teaches Strategic Management and Decision Making. Prior to this appointment, Dr. Green was an Associate Professor of Management at the University of Southern California’s Marshall School Business, where he taught Strategic Management and the Rhetoric of Investment and Valuation Course.

Dr. Green holds a B.A. in Economics and Rhetoric from the University of California, Berkeley, a M.A. in Sociology, and a Ph.D. in Business Administration and Management from Harvard University.

Emanuel Harrington, Interim Chief Executive Officer and Chief Technology Officer

Emanuel Harrington has over 20 years of experience in Research & Development, Engineering, Product Development, Project Management, and Strategic Planning. From 1996 through the present, Emanuel has worked for Hughes Network Systems in various engineering and management capacities. He currently serves as the Senior Director and Scientist in the Broadcast Products Division.

Mr. Harrington holds a B.S. in Electrical Engineering and a M.S. in Electrical Engineering, both from North Carolina State University.

Page | 38

Jeroen Hormes, President & CEO, Yobi Ventures, LLC

Jeroen currently serves and the Interim President and CEO of Yobi Ventures, and is responsible for the overall launch, growth, and business development of Yobi Ventures into a viable Title III Funding Portal. Since 2010, Mr. Hormes has served as President and CEO of Vertron Corporation, the lead investor in Yobi Capital Fund Corporation. Vertron is a boutique management and information technology consulting firm and an incubator firm for promising high-tech start-ups.

Jeroen holds a B.A. in Econometrics and a M.Sc. in Quantitative Finance from Tilburg University, and an MBA from the University of Utah.

Miles Maat, CFO, Yobi Ventures, LLC

Since 2010, Mr. Maat has been the Finance Manager of Leigh Motor Company. As finance manager, Mr. Maat is chartered to maximize return on investment while minimizing risk, and while also ensuring that an adequate control structure is in place over the transfer and investment of funds. He engages in financial analysis in such areas as forecasting, budgeting, engaging in cost reduction analysis, and reviewing operational performance.

Valerie Maat, Chief Compliance Officer, Yobi Ventures, LLC

Valerie Maat has over 20 years of leadership experience in governance, compliance, and program management within both public and private sectors. From 2008 to present, she has worked for the State of North Carolina Office of the CIO, as a Project Manager Advisor.

Mrs. Maat holds a B.A. in Computer Science from East Carolina University and a M.S. in Project Management from Boston University. She also holds the following certifications:

•	Certified Governance of Information Technology (CGEIT).

•	Certified Information Systems Auditor (CISA).

•	Certified Local Government Chief Information Officer – UNC Chapel Hill

•	Certified Project Management Professional (PMP). Project Management Institute. PMI.

•	Six Sigma Black Belt Certification Training. NC State University, Raleigh NC

Karen Hayes, Chief Operating Officer, Yobi Ventures, LLC

Since 2013, Ms. Hayes has held property management and operational management positions with the Goldsboro Housing Authority, where she is currently responsible for managing over one thousand housing units.  Karen has proven experience leading large and complex projects from both a financial and operational perspective.

Karen holds a Bachelor of Arts in Psychology from East Carolina University, and a Masters in Arts in Human Development from Pacific Oaks College.

Page | 39

Legal Proceedings

Within the last five years, no Executive Officer or Director of the Company has been convicted of, or pleaded guilty or no contest to, any criminal matter, excluding traffic violations and other minor offenses.

Within the last five years, no Executive Officer or Director of the Company, no partnership of which an Executive Officer or Significant Employee was a general partner, and no corporation or other business association of which an Executive Officer or Director was an executive officer, has been a debtor in bankruptcy or any similar proceedings.

Page | 40

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Because the Company is a startup with no operating history, there is no history of compensation payments to Directors or Executive Officers.

If the Offering is fully subscribed, meaning we raise the full $35,010,000 we are seeking, the base annual salaries of our executive team will be as follows:

Yobi Fund
Position	Base Annual Salary
Chief Executive Officer	$180,000
Treasurer and Chief Financial Officer	$150,000
Chief Technology Officer	$150,000
Secretary	$110,000

Yobi Ventures
Position	Base Annual Salary
Chief Executive Officer	$150,000
CFO, Yobi Ventures, LLC	$120,000
Chief Operating Officer	$ 75,000
Chief Compliance Officer	$ 90,000

To the extent that we create additional operating subsidiaries as discussed “Our Subsidiaries” on page 17, we expect to pay the Chief Executive Officer of such subsidiary an annual base salary of $150,000.

Where appropriate, we may also pay bonuses to officers and employees based on performance. For example, we might pay a Director of Sales a bonuses based on the number of issuers or investors signed up with the Platform. We will not pay any bonuses based on the amount of capital raised in an offering.

In addition to cash compensation, we have reserved 4,000,000 shares of common stock for issuance pursuant to an equity compensation program that we intend to develop and put into place in the immediate term. Pursuant to this plan, we expect to offer our Board members, executive team, and employees an option to purchase from 2,500 up to 300,000 additional shares of common stock, depending on each individual’s role. We might offer “incentive stock options” pursuant to section 422(b) of the Internal Revenue Code, non-qualified options, or both, in the discretion of the Board of Directors.

Some or all of these options may depend on achievement of certain metrics and/or a continuation of employment for a specified time (i.e., a “vesting period”). The exercise price of each option will be the fair market value of shares of common stock at the time the option is granted. For example, an option granted during the Offering would have an exercise price equal to the price being charged to Investors.

Page | 41

SECURITY OWNERSHIP OF MANAGEMENT

The Company has outstanding only one class of stock, its voting common stock - the same class of stock that Investors will purchase in this Offering.

Darrell Hubbard currently owns 35,000,000 shares of voting common stock, Vertron Corporation (of which Darrell Hubbard is the sole stockholder and beneficial owner) owns another 6,500,000 shares, and Emanuel Harrington owns 222,222 shares.

In this Offering, the Company and Vertron are offering to sell up to 1,000,000 shares of voting common stock to Investors (with Vertron selling up to 300,000 of those Shares). Thus, if all of those shares are purchased by Investors, the Company’s voting common stock will be owned in these proportions:

Stockholder	Number of Shares	Percentage
Darrell Hubbard	35,000,000	82.50%
Vertron Corporation (beneficially owned by Darrell Hubbard)	6,200,000	14.61%
Emanuel Harrington	222,222	0.52%
Investors	1,000,000	02.36%

The Company expects to reserve 5,000,000 shares of voting common stock for issuance pursuant to an equity compensation program for the benefit of Board members, the executive team, and employees. If all of these shares are issued, the Company’s voting common stock will be owned in approximately these proportions:

Stockholder	Number of Shares	Percentage
Darrell Hubbard	35,000,000	73.81%
Vertron Corporation (beneficially owned by Darrell Hubbard)	6,200,000	13.07%
Emanuel Harrington	222,222	0.47%
Investors	1,000,000	02.11%
Employees, Etc.	5,000,000	10.54%

NOTE:  Because Darrell Hubbard is the beneficial owner of Vertron, he effectively controls 41,200,000 Shares, which would represent approximately 97.11% of the Shares issued and outstanding if all the Shares being offered in this Offering are sold, and 86.88% if all the Shares being offering are sold and all 5,000,000 Shares are issued for the benefit of Board members, the executive team, and employees.

Page | 42

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As discussed in the “Vertron and the Vertron Contracts” section starting on page 33, the Company is party to three contracts with Vertron Corporation, a corporation wholly-owned by Darrell Hubbard, the founder of the Company.

Star Shares Corporation

Darrell Hubbard has also founded another company, Star Shares Corporation (“StarShares”), that operates separately in the industry due to its distinct focus. StarShares is a funding portal focused on the “paid performer” or “professional earners” marketplace, such as professional athletes, movie actors, and recording artists, among others.

StarShares is innovating a new financing concept not widely available in the market today. Their unique business model is to incorporate professional earners as special-purpose vehicles (“SPVs”), allowing fans and investors to invest in a professional earner’s future income potential.

As professional earners are a very specialized market, requiring specialized skills and unique experience to conduct due diligence and to assess risks, YobiFund has agreed that it will not develop a subsidiary to pursue this market opportunity.

Otherwise, the Company is not a party to any contracts or transactions with related parties.

Page | 43

FINANCIAL STATEMENTS

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARY

Page | 44

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Yobi Capital Fund Corporation and Subsidiary:

We have audited the accompanying consolidated balance sheet of Yobi Capital Fund Corporation and Subsidiary (the “Company”) as of June 30, 2015, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from April 9, 2015 (inception) through June 30, 2015. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yobi Capital Fund Corporation and Subsidiary as of June 30, 2015 and the results of their operations and their cash flows for the period from April 9, 2015 (inception) through June 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 of the consolidated financial statements, the Company has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations, and incurs operating expenses and working capital deficits. The Company’s viability is dependent upon its ability to obtain future financing and the success of its future operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KCCW Accountancy Corp. Diamond Bar, California
December 7, 2015

KCCW Accountancy Corp. 22632 Golden Springs Dr. #230, Diamond Bar, CA 91765, USA Tel: +1 909 348 7228 • Fax: +1 626 529 1580 • info@kccwcpa.com

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET

June 30,
2015
Assets
Current Assets
Cash and cash equivalents	$26,750

Total assets	$26,750

Liabilities and Stockholders' Equity
Current Liabilities
Accrued expenses	$8,910
Due to related parties	36,116

Total liabilities	45,026

Stockholders' Equity
Preferred Stock, $.0001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2015	-
Common Stock, $.0001 par value, 100,000,000 shares authorized, 24,000,000 shares issued and outstanding as of June 30, 2015	4,150
Subscription receivable	(650)
Accumulated deficit	(21,776)
Total stockholders' deficit	(18,276)

Total liabilities and stockholders' equity	$26,750

The accompanying notes are an integral part of these consolidated financial statements.

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS

From April 9, 2015
(Inception)
through June 30 2015,

Net revenue	$-
Cost of revenue	-
Gross profit	-

Selling expenses	-
General and administrative expenses	(21,776)
Total operating expenses	(21,776)

Net loss before income taxes	(21,776)
Income taxes	-
Net loss	$(21,776)

Loss per share - basic and diluted	$-
Weighted average shares outstanding, basic and diluted	20,641,667

The accompanying notes are an integral part of these consolidated financial statements.

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

					Total
	Common Stock		Subscription	Accumulated	Stockholders'
	Shares	Amount	Receivable	Deficit	Equity

Balance at April 9, 2015 (inception)	-	$-	$-	$-	$-
Issurance of founder's shares at $0.0001 per share for cash, May 1, 2015	35,000,000	3,500	-	-	3,500
Issuance of stock for assets transferred from founder	6,500,000	650	(650)	-	-
Net loss for the period ended June 30, 2015	-	-	-	(21,776)	(21,776)
Balance at June 30, 2015	41,500,000	$4,150	$(650)	$(21,776)	$(18,276)

The accompanying notes are an integral part of these consolidated financial statements.

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS

From April 9, 2015 (Inception)
through June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,776)
Changes in operating assets and liabilities:
Accrued expenses	8,910
Net cash used in operating activities	(12,866)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans from related parties	36,116
Proceeds from capital contributions	3,500
Net cash provided by financing activities	39,616

NET INCREASE IN CASH & CASH EQUIVALENTS	26,750

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	-
CASH & CASH EQUIVALENTS, ENDING BALANCE	$26,750

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-
Interest paid	$-

The accompanying notes are an integral part of these consolidated financial statements.

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Yobi Captial Fund Corporation (“Yobi Fund”) was incorporated in Delaware on April 9, 2015. Yobi Fund operates as an online Funding and Lending Portal legislated by the new Jumpstart Our Business Startups Act (“JOBS Act”). The Funding Portal facilitates investment capital fund raising for start-ups; and the Lending Portal originates loan and lease financing for both consumers and businesses. Yobi Fund provides both investment and financing services to entrepreneurs, investors, and borrowers reliant upon Title II, Title III, and Title IV of the JOBS Act. Darrell Hubbard is the sole director and controlling beneficiary shareholder of Yobi Fund.

Yobi Homes, LLC (“Yobi Homes”) was established in Delaware on April 8, 2015, a wholly-owned subsidiary of Yobi Fund. For the period ended June 30, 2015, Yobi Fund and Yobi Homes (collectively, the “Company”) had not generated revenues from business operations.

The Company’s fiscal year ends on June 30th.

NOTE 2: GOING CONCERN

The Company’s audited consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations. The Company had net loss of $21,776 for the initial fiscal year ended June 30, 2015, and working capital deficit of $18,276 and accumulated deficits of $21,776 as of June 30, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities, (2) sales of the Company’s services, (3) short-term and long-term borrowings from banks, and (4) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of estimates and assumptions:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents:

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of June 30, 2015, the Company has uninsured deposits in banks of $0.

Long-lived assets:

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Intangible assets:

Intangible assets mainly consist of software and patents (see Note 5). At least annually, the Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Estimating future cash flows related to an intangible asset involves significant estimates and assumptions. If the Company’s assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. There was no impairment of intangible assets as of and for the fiscal year ended June 30, 2015.

Recent accounting pronouncements:

In April 2015, FASB issued ASU 2015-05 – Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40). The amendments in this Update will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance as to whether an arrangement includes the sale or license of software. The amendments in this Update provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The guidance will not change GAAP for a customer’s accounting for service contracts. In addition, the guidance in this Update supersedes paragraph 350-40-25-16. Consequently, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets. For public entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for the annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities. The Company is still in progress of evaluating future impact of adopting this standard.

In February 18, 2015, FASB issued ASU 2015-02—Consolidation (Topic 810). The amendments in this Update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (1) Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) Eliminate the presumption that a general partner should consolidate a limited partnership; (3) Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; (4) Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In August 2014, FASB issued ASU 2014-15 – Presentation of Financial Statements – Going Concern (Subtopic 205-40). The amendments in this Update states the disclosure of uncertainties about an entity’s ability to continue as a going concern. An entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). When management identifies conditions or events that raise substantial doubt, management should consider whether its plans will alleviate the substantial doubt. When substantial doubt is raised but is alleviated by management’s plans, the entity should disclose following information: (a) Principal conditions or events that raised substantial doubt (before consideration of management’s plans); (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that alleviated the substantial doubt.

When substantial doubt is raised but is not alleviated by management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued), and disclose the following information: (a) Principal conditions or events that raise substantial doubt; (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that are intended to mitigate the conditions or events that raise the substantial doubt.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is still in progress of evaluating future impact of adopting this standard.

In June 2014, FASB issued ASU No. 2014-10, Elimination of Development Stage Entity Requirements. This ASU eliminates the concept of Development Stage Entities (DSE’s) from U.S. GAAP and is intended to result in cost-savings for certain entities, such as start-ups or research and development entities. As a result of these changes, the financial statements of developing entities no longer need to meet the inception-to-date income, cash flow and equity information; the requirement to label financial statements as those of a developing company was eliminated; and certain disclosures related to the nature of the entities development stage activities were eliminated. The Company adopted ASU 2014-10 during the period ended June 30, 2015.

In January 2014, the FASB issued ASU 2014-02, Intangibles—Goodwill and Other (Topic 350): Accounting for Goodwill. The amendments in this Update allow an accounting alternative for the subsequent measurement of goodwill. An entity within the scope of the amendments that elects the accounting alternative in this Update should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount. The disclosures required under this alternative are similar to existing U.S. generally accepted accounting principles (GAAP). However, an entity that elects the accounting alternative is not required to present changes in goodwill in a tabular reconciliation. The accounting alternative, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

NOTE 4: ACCRUED EXPENSES

The Company had accrued expenses of $8,910 as of June 30, 2015, represented accrued professional legal fees, as of June 30, 2015.

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: STOCKHOLDERS’ EQUITY

The Company is authorized to issue a total of 100,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value of $0.0001 per share.

On May 1, 2015, the Company issued 35,000,000 common shares to Mr. Darrell Hubbard, the founder, sole director, and controlling beneficiary shareholder of the Company, for cash in the amount of $3,500, or $0.0001 per share.

On June 1, 2015, the Company issued 6,500,000 common shares to Vertron Corporation in exchange for its software license, patent license, and one year of software technology support for an agreed-upon value at $1,000,000, $200,000, and $1,400,000, respectively. Mr. Darrell Hubbard, the founder, sole director, and controlling beneficiary shareholder of the Company, is also the founder, former director and former legal representative of Vertron Corporation. According to SAB Topic 5G, transfers of nonmonetary assets for stock or other consideration of the registrant prior to an initial public offering are recorded at predecessor cost as determined in accordance with GAAP. The original costs of these intangible assets transferred were zero. Therefore, the balance of intangible assets was zero as of June 30, 2015. The Company recorded $650 of unpaid “Subscription receivable” for the shares issued.

NOTE 6: RELATED PARTY TRANSACTIONS

In June, 2015, the Company borrowed $25,000 from Ms. Christine Hubbard, mother of Mr. Darrell Hubbard, via a written Loan Agreement, which is unsecured, bears 2% interest per annum, and due on demand. As of June 30, 2015, the balance of $25,000 remained unpaid. This related party loan was repaid in full amount on August 31, 2015 with interest charge waived.

For the fiscal year ended June 30, 2015, Mr. Darrell Hubbard funded the Company an aggregate amount of $11,116 for various payment of the Company’s operations via a written Loan Agreement, which is unsecured, bears 2% interest per annum, and due on demand. As of June 30, 2015, the balance of $11,116 remained unpaid. This related party loan was repaid in full amount on August 31, 2015 with interest charge waived.

NOTE 7: SUBSEQUENT EVENT

Management has evaluated subsequent events through December 7, 2015, the date which the consolidated financial statements were available to be issued. All subsequent events requiring recognition as of June 30, 2015 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events,” except as follows:

In August, 2015 and November, 2015, the Company received an aggregate amount of $100,000 from Mr. Emanuel Harrington, brother of Mr. Darrell Hubbard, in exchange for 222,222 shares for the proceeds received, or $0.45 per share. The Company issued 222,222 shares to Mr. Emanuel Harrington on September 15, 2015.

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Consolidated Balance Sheets as of March 31, 2016 and June 30, 2015	F-1

Consolidated Statement of Operations for the nine and three months ended March 31, 2016	F-2

Consolidated Statement of Cash Flows for the nine months ended March 31, 2016	F-3

Notes to Consolidated Financial Statements	F-4 - 7

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2016	2015
Assets	(Unaudited)
Current Assets
Cash and cash equivalents	$26,672	$26,750
Due from related party	1,580	-

Total assets	$28,252	$26,750

Liabilities and Stockholders' Equity
Current Liabilities
Accrued expenses	$61,009	$8,910
Due to related parties	-	36,116

Total liabilities	61,009	45,026

Stockholders' Equity

Preferred Stock, $.0001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2015	-	-
Common Stock, $.0001 par value, 100,000,000 shares authorized, 41,722,222 and 41,500,000 shares issued and outstanding as of March 31, 2016 and June 30, 2015, respecitvely	4,172	4,150
Additional paid-in capital	99,978	-
Subscription receivable	(650)	(650)
Accumulated deficit	(136,257)	(21,776)
Total stockholders' deficit	(32,757)	(18,276)

Total liabilities and stockholders' equity	$28,252	$26,750

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
 (UNAUDITED)

	For The Three Months Ended	For The Nine Months Ended
	March 31, 2016	March 31, 2016

Net revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Marketing expenses	(5,000)	(7,297)
Professional legal expenses	(43,459)	(82,098)
Other general and administrative expenses	(8,594)	(25,086)
Total operating expenses	(57,053)	(114,481)

Net loss before income taxes	(57,053)	(114,481)
Income taxes	-	-
Net loss	$(57,053)	$(114,481)

Loss per share - basic and diluted	$-	$-
Weighted average shares outstanding, basic and diluted	41,722,222	41,660,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
 (UNAUDITED)

For The Nine Months Ended
March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(114,481)
Accrued expenses	52,099
Net cash used in operating activities	(62,382)

CASH FLOWS FROM INVESTING ACTIVITIES
Advance to related party	(1,580)
Net cash used in investing activities	(1,580)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of loans from related parties	(36,116)
Proceeds from capital contributions	100,000
Net cash provided by financing activities	63,884

NET INCREASE IN CASH & CASH EQUIVALENTS	(78)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	26,750
CASH & CASH EQUIVALENTS, ENDING BALANCE	$26,672

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-
Interest paid	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1: NATURE OF OPERATIONS

Yobi Captial Fund Corporation (“Yobi Fund”) was incorporated in Delaware on April 9, 2015. Yobi Fund operates as an online Funding and Lending Portal legislated by the new Jumpstart Our Business Startups Act (“JOBS Act”). The Funding Portal facilitates investment capital fund raising for start-ups; and the Lending Portal originates loan and lease financing for both consumers and businesses. Yobi Fund provides both investment and financing services to entrepreneurs, investors, and borrowers reliant upon Title II, Title III, and Title IV of the JOBS Act. Darrell Hubbard is the sole director and controlling beneficiary shareholder of Yobi Fund.

Yobi Homes, LLC (“Yobi Homes”), established in Delaware on April 8, 2015, a wholly-owned subsidiary of Yobi Fund, will operate as residential real estate investment fund. Yobi Ventures LLC (“Yobi Ventures”), incorporated on February 1, 2016, a wholly-owned subsidiary of Yobi Fund, will operate as a Title III “Crowdfunding” Funding Portal as defined by the JOBS ACT. Yobi Investments LLC (“Yobi Investments”), incorporated on February 24, 2016, a wholly-owned subsidiary of Yobi Fund, will operate as an investment adviser to identify noteworthy early-stage start-ups for originating equity investment transactions on the YobiFund.com funding portal. Yobi Finance LLC (“Yobi Finance”), incorporated on October 5, 2015, a wholly-owned subsidiary of Yobi Fund, will originate peer-to-peer consuming lending transactions on the YobiFund.com funding portal.

On February 22, 2016, Yobi Ventures and Yobi Fund entered into a Platform License Agreement. Yobi Ventures is a licensed funding portal under section 4A(a)(1) of the Securities Act of 1933 (the “Act”) and Yobi Fund operates an internet website located at www.YobiFund.com (the “Platform”). Under the Platform License Agreement, Yobi Ventures will use the Platform to offer securities under section 4(a)(6) of the Act (the “Offerings”). As such, Yobi Fund will license its funding portal platform to Yobi Ventures to list and to support their Offerings.

From inception to March 31, 2016, Yobi Fund, Yobi Homes, Yobi Ventures, Yobi Investments, and Yobi Finance (collectively, the “Company”) had not generated revenues from business operations.

The Company’s fiscal year ends on June 30th.

NOTE 2: GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations. The Company had net loss of $114,481 and $57,053 for the nine and three months ended March 31, 2016, respectively. In addition, the Company had working capital deficit of $32,757 and $18,276, and accumulated deficits of $136,257 and $21,776 as of March 31, 2016 and June 30, 2015, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities, (2) sales of the Company’s services, (3) short-term and long-term borrowings from banks, and (4) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

F-4

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented.

Use of estimates and assumptions:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and cash equivalents:

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of March 31, 2016 and June 30, 2015, the Company has uninsured deposits in banks of both $0.

Long-lived assets:

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Management assessed and recorded no impairment of long-lived assets as of and for the periods ended March 31, 2016 and June 30, 2015, respectively.

Intangible assets:

Intangible assets mainly consist of software and patents (see Note 5). At least annually, the Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Estimating future cash flows related to an intangible asset involves significant estimates and assumptions. If the Company’s assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. Management assessed and recorded no impairment of intangible assets as of and for the periods ended March 31, 2016 and June 30, 2015, respectively.

F-5

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Recent accounting pronouncements:

In April 2015, FASB issued ASU 2015-05 – Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40). The amendments in this Update will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance as to whether an arrangement includes the sale or license of software. The amendments in this Update provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The guidance will not change GAAP for a customer’s accounting for service contracts. In addition, the guidance in this Update supersedes paragraph 350-40-25-16. Consequently, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets. For public entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for the annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities. The Company is still in progress of evaluating future impact of adopting this standard.

In February 18, 2015, FASB issued ASU 2015-02—Consolidation (Topic 810). The amendments in this Update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (1) Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) Eliminate the presumption that a general partner should consolidate a limited partnership; (3) Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; (4) Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In August 2014, FASB issued ASU 2014-15 – Presentation of Financial Statements – Going Concern (Subtopic 205-40). The amendments in this Update states the disclosure of uncertainties about an entity’s ability to continue as a going concern. An entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). When management identifies conditions or events that raise substantial doubt, management should consider whether its plans will alleviate the substantial doubt. When substantial doubt is raised but is alleviated by management’s plans, the entity should disclose following information: (a) Principal conditions or events that raised substantial doubt (before consideration of management’s plans); (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that alleviated the substantial doubt. When substantial doubt is raised but is not alleviated by management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued), and disclose the following information: (a) Principal conditions or events that raise substantial doubt; (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that are intended to mitigate the conditions or events that raise the substantial doubt. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is still in progress of evaluating future impact of adopting this standard.

In June 2014, FASB issued ASU No. 2014-10, Elimination of Development Stage Entity Requirements. This ASU eliminates the concept of Development Stage Entities (DSE’s) from U.S. GAAP and is intended to result in cost-savings for certain entities, such as start-ups or research and development entities. As a result of these changes, the financial statements of developing entities no longer need to meet the inception-to-date income, cash flow and equity information; the requirement to label financial statements as those of a developing company was eliminated; and certain disclosures related to the nature of the entities development stage activities were eliminated. The Company adopted ASU 2014-10 as of and for the periods ended March 31, 2016 and June 30, 2015.

NOTE 4: ACCRUED EXPENSES

The Company has accrued professional legal fees of $61,009 and $8,910 as of March 31, 2016 and June 30, 2015, respectively.

F-6

YOBI CAPITAL FUND CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5: STOCKHOLDERS’ EQUITY

The Company is authorized to issue a total of 100,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value of $0.0001 per share.

On May 1, 2015, the Company issued 35,000,000 common shares to Mr. Darrell Hubbard, the founder, sole director, and controlling beneficiary shareholder of the Company, for cash in the amount of $3,500, or $0.0001 per share.

On June 1, 2015, the Company issued 6,500,000 common shares to Vertron Corporation in exchange for its software license, patent license, and one year of software technology support for an agreed-upon value at $1,000,000, $200,000, and $1,400,000, respectively. Mr. Darrell Hubbard, the founder, sole director, and controlling beneficiary shareholder of the Company, is also the founder, former director and former legal representative of Vertron Corporation. According to SAB Topic 5G, transfers of nonmonetary assets for stock or other consideration of the registrant prior to an initial public offering are recorded at predecessor cost as determined in accordance with GAAP. The original costs of these intangible assets transferred were zero. Therefore, the balance of intangible assets was zero as of June 30, 2015. The Company recorded $650 of unpaid “Subscription receivable” for the shares issued.

In August, 2015 and November, 2015, the Company received an aggregate amount of $100,000 from Mr. Emanuel Harrington, brother of Mr. Darrell Hubbard, in exchange for 222,222 shares for the proceeds received, or $0.45 per share. The Company issued 222,222 shares to Mr. Emanuel Harrington on September 15, 2015.

NOTE 6: RELATED PARTY TRANSACTIONS

In June, 2015, the Company borrowed $25,000 from Ms. Christine Hubbard, mother of Mr. Darrell Hubbard, via a written Loan Agreement, which is unsecured, bears 2% interest per annum, and due on demand. As of June 30, 2015, the balance of $25,000 remained unpaid. This related party loan was repaid in full amount on August 31, 2015 with interest charge waived.

For the fiscal year ended June 30, 2015, Mr. Darrell Hubbard funded the Company an aggregate amount of $11,116 for various payment of the Company’s operations via a written Loan Agreement, which is unsecured, bears 2% interest per annum, and due on demand. As of June 30, 2015, the balance of $11,116 remained unpaid. This related party loan was repaid in full amount on August 31, 2015 with interest charge waived.

As of March 31, 2016, the Company had $1,580 due from Mr. Darrell Hubbard. Such loan is unsecured, bears no interest, and is due on demand.

NOTE 7: SUBSEQUENT EVENT

Management has evaluated subsequent events through June 14, 2016, the date which the consolidated financial statements were available to be issued. All subsequent events requiring recognition as of March 31, 2016 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-7

GLOSSARY OF DEFINED TERMS

Company	Yobi Capital Fund Corporation
Offering	The offering of Shares to the public, pursuant to this Offering Statement
Offering Statement	The Offering Statement you are reading right now, which includes information about the Company and the Offering
Platform	The Internet crowdfunding investment platform available at the Site
Shares	Shares of the Company’s fully paid and non-assessable voting common stock, par value $.0001 per share
SEC	U.S. Securities and Exchange Commission
Site	The Internet site located at www.YobiFund.com
Unit	A $100.00 investment unit of Shares
Vertron	Vertron Corporation
Yobi Ventures	Yobi Ventures, LLC

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FORM 1-A
Regulation A Offering Statement
Part III – Exhibits

Amendment No. 3

Yobi Capital Fund Corporation
45 Rockefeller Plaza, Suite 2000
New York, New York 10111
(646) 915-1750
www.YobiFund.com

The following Exhibits are filed as part of this Offering Statement:

Exhibit 1A-2A	Amended and Restated Certificate of Formation.*

Exhibit 1A-2B	Amended and Restated Bylaws.*

Exhibit 1A-6A	Software License Agreement – The agreement captioned “Software License Agreement” between the Company and Vertron Corporation dated June 1, 2015.*

Exhibit 1A-6B	Software Services Agreement – The agreement captioned “Software Services Agreement” between the Company and Vertron Corporation dated June 1, 2015.*

Exhibit 1A-6C	Patent License Agreement – The agreement captioned “Patent License Agreement” between the Company and Vertron Corporation dated June 1, 2015.*

Exhibit 1A-6D	Platform License Agreement between the Company and Yobi Ventures, LLC.*

Exhibit 1A-6E	Investment Agreement.*

Exhibit 1A-6F	Amended Patent License Agreement – The agreement captioned “Amended Patent License Agreement” between the Company and Vertron Corporation dated July 14, 2016.

Exhibit 1A-11	Consent of Independent Auditor.*

Exhibit 1A-12	Legal opinion of Brunson Chandler & Jones, PLLC

Exhibit 1A-13	Materials from issuer’s website, as previously filed, and materials from issuer’s test website.

Exhibit 1A-15A	Summary of JOBS Act rules.*

Exhibit 1A-15B	Limited Liability Company Agreement of Yobi Ventures, LLC.*

Exhibit 1A-15C	Draft Offering Statement dated February 23, 2016 submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T).*

Exhibit 1A-15D	Correspondence from the issuer dated August 11, 2016.
* Filed previously.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 11, 2016.

YOBI CAPITAL FUND CORPORATION

By	/s/ Emanuel Harrington
Emanuel Harrington, CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Emanuel Harrington
Title: Director
Date: August 11, 2016

/s/ Jeroen Hormes
Title: Director
Date: August 11, 2016

/s/ Valerie Maat
Title: Director
Date: August 11, 2016

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